                                                                    EXHIBIT 4.01


                             AMENDED AND RESTATED
                        MULTICURRENCY CREDIT AGREEMENT

                         DATED AS OF OCTOBER 20, 1997

                                 by and among

                       UNITED STATES FILTER CORPORATION
                               (the "Borrower")

                           BANKBOSTON, N.A. ("BKB")
                      DLJ CAPITAL FUNDING, INC. ("DLJ"),
             ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH,
                          BANQUE PARIBAS ("Paribas"),
                         THE BANK OF NEW YORK ("BNY"),
        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA"),
               THE SUMITOMO BANK, LIMITED (LOS ANGELES BRANCH),
                          FLEET BANK, N.A. ("Fleet"),
          THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS ANGELES AGENCY),
                      BANQUE NATIONALE DE PARIS ("BNP"),
 DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"),
         THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY),
                   UNION BANK OF CALIFORNIA, N.A. ("Union"),
             THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa")
                       NATIONSBANK, N.A. ("NationsBank")
                          BHF-BANK AKTIENGESELLSCHAFT
                           THE SAKURA BANK, LIMITED
                               CREDITO ITALIANO
                                (the "Lenders")

                          DLJ, as Documentation Agent
                       NATIONSBANK, as Syndication Agent
                  BOA, DEUTSCHE BANK, and UNION, as Co-Agents
             BNY, FLEET, PARIBAS, BNP, and SANWA, as Lead Managers

                                      and

                            BKB, as Managing Agent


                                  Arranged By

                          BANCBOSTON SECURITIES INC.

                               TABLE OF CONTENTS
                               -----------------

     (S)1. DEFINITIONS; RULES OF INTERPRETATION.................................................   2
           ------------------------------------
             (S)1.1.  Definitions...............................................................   2
                      -----------
             (S)1.2.  Rules of Interpretation...................................................  20
                     -----------------------
     (S)2. THE MULTICURRENCY FACILITY...........................................................  21
           --------------------------
             (S)2.1.  Commitment to Lend........................................................  21
                      ------------------
             (S)2.2.  Optional Reduction of Multicurrency Commitment............................  21
                      ----------------------------------------------
             (S)2.3.  Requests for Multicurrency Loans..........................................  21
                      --------------------------------
             (S)2.4.  Optional Currencies.......................................................  22
                      -------------------
             (S)2.5.  Swing Line Loans; Settlements. ...........................................  23
                     -----------------------------
     (S)3. LETTERS OF CREDIT....................................................................  25
           -----------------
             (S)3.1.  Letter of Credit Issuance.................................................  25
                      -------------------------
             (S)3.2.  Reimbursement Obligation of the Borrower..................................  26
                      ----------------------------------------
             (S)3.3.  Letter of Credit Payments.................................................  26
                      -------------------------
             (S)3.4.  The Uniform Customs and Practice; Obligations Absolute....................  27
                      ------------------------------------------------------
             (S)3.5.  Reliance by Issuing Lender................................................  28
                      --------------------------
             (S)3.6.  Letter of Credit Fee......................................................  29
                      --------------------
             (S)3.7.  Reimbursement Obligations of Lenders......................................  29
                      ------------------------------------
             (S)3.8.  Notice Regarding Letters of Credit........................................  29
                     ----------------------------------
     (S)4. COMPETITIVE BID LOANS................................................................  30
           ---------------------
             (S)4.1.  The Competitive Bid Option................................................  30
                      --------------------------
             (S)4.2.  Competitive Bid Loan Accounts: Competitive Bid Notes......................  30
                      ----------------------------------------------------
             (S)4.3.  Competitive Bid Quote Request; Invitation for Competitive Bid Quotes......  31
                      --------------------------------------------------------------------
             (S)4.4.  Alternative Manner of Procedure...........................................  32
                      -------------------------------
             (S)4.5.  Submission and Contents of Competitive Bid Quotes.........................  33
                      -------------------------------------------------
             (S)4.6.  Notice to Borrower........................................................  34
                      ------------------
             (S)4.7.  Acceptance and Notice by Borrower and Managing Agent......................  35
                      ----------------------------------------------------
             (S)4.8.  Allocation by Managing Agent..............................................  35
                      ----------------------------
             (S)4.9.  Funding of Competitive Bid Loans..........................................  36
                      --------------------------------
             (S)4.10. Funding Losses............................................................  36
                      --------------
             (S)4.11. Repayment of Competitive Bid Loans; Interest..............................  36
                      --------------------------------------------
     (S)5.  REVOLVING CREDIT LOANS..............................................................  36
            ----------------------
             (S)5.1.  Commitment to Lend........................................................  36
                      ------------------
             (S)5.2.  Optional Reduction of Revolving Credit Commitment.........................  37
                      -------------------------------------------------
             (S)5.3.  Requests for Revolving Credit Loans.......................................  37
                      -----------------------------------
             (S)5.4.  Option to Extend the Term Out Date........................................  38
                      ----------------------------------
     (S)6.  THE TERM LOAN.......................................................................  38
            -------------
             (S)6.1.  Conversion of Outstanding Revolving Credit Loans Into the Term Loan.......  38
                      -------------------------------------------------------------------

             (S)6.2.  The Term Notes............................................................  38
                      --------------
             (S)6.3.  Scheduled Repayments......................................................  39
                      --------------------
             (S)6.4.  Election of Eurocurrency Rate; Notice of Election.........................  39
                      -------------------------------------------------
     (S)7.  PROVISIONS RELATING TO THE MULTICURRENCY LOANS AND REVOLVING CREDIT LOANS...........  40
            -------------------------------------------------------------------------
             (S)7.1.  The Notes.................................................................  40
                      ---------
             (S)7.2.  Funds for Revolving Credit Loans and Multicurrency Loans..................  41
                      --------------------------------------------------------
             (S)7.3.  Election of Eurocurrency Rate; Notice of Election.........................  42
                      -------------------------------------------------
             (S)7.4.  Facility Fee..............................................................  43
                      ------------
     (S)8.  PROVISIONS RELATING TO ALL LOANS....................................................  43
            --------------------------------
             (S)8.1.  Interest on Loans.........................................................  43
                      -----------------
             (S)8.2.  Maturity of the Loans.....................................................  44
                      ---------------------
             (S)8.3.  Interest on Overdue Amounts...............................................  44
                      ---------------------------
             (S)8.4.  Interest Limitation.......................................................  44
                      -------------------
             (S)8.5.  Optional Repayments.......................................................  45
                      -------------------
             (S)8.6.  Mandatory Repayments......................................................  45
                      --------------------
             (S)8.7.  Application of Repayments.................................................  46
                      -------------------------
             (S)8.8.  Payments..................................................................  46
                      --------
             (S)8.9.  Computations..............................................................  48
                      ------------
             (S)8.10. Additional Costs, Etc.....................................................  49
                      ---------------------
             (S)8.11. Capital Adequacy..........................................................  50
                      ----------------
             (S)8.12. Eurocurrency and Competitive Bid Indemnity................................  51
                      ------------------------------------------
             (S)8.13. Illegality; Inability to Determine Eurocurrency Rate......................  51
                      ----------------------------------------------------
             (S)8.14. Reasonable Efforts to Mitigate............................................  53
                      ------------------------------
             (S)8.15. Replacement of Lenders....................................................  53
                      ----------------------
             (S)8.16. Representations and Warranties upon Loan Request..........................  54
                      ------------------------------------------------
             (S)8.17. Limitations on Interest Periods...........................................  55
                      -------------------------------
     (S)9.  REPRESENTATIONS AND WARRANTIES......................................................  55
            ------------------------------
             (S)9.1.  Corporate Authority.......................................................  55
                      -------------------
             (S)9.2.  Governmental Approvals....................................................  56
                      ----------------------
             (S)9.3.  Title to Properties; Leases...............................................  56
                      ---------------------------
             (S)9.4.  Financial Statements; Solvency............................................  56
                      ------------------------------
             (S)9.5.  No Material Changes, Etc..................................................  57
                      ------------------------
             (S)9.6.  Franchises, Patents, Copyrights, Etc......................................  57
                      ------------------------------------
             (S)9.7.  Litigation................................................................  57
                      ----------
             (S)9.8.  No Materially Adverse Contracts, Etc......................................  57
                      ------------------------------------
             (S)9.9.  Compliance With Other Instruments, Laws, Etc..............................  58
                      --------------------------------------------
             (S)9.10. Tax Status................................................................  58
                      ----------
             (S)9.11. No Event of Default.......................................................  58
                      -------------------
             (S)9.12. Holding Company and Investment Company Acts...............................  58
                      -------------------------------------------
             (S)9.13. Absence of Financing Statements, Etc......................................  59
                      ------------------------------------
             (S)9.14. Certain Transactions......................................................  59
                      --------------------
             (S)9.15. Employee Benefit Plans....................................................  59
                      ----------------------

             (S)9.16.  Use of Proceeds..........................................................  59
                       ---------------
                       (S)9.16.1.  General......................................................  59
                                   -------
                       (S)9.16.2.  Regulations U and X..........................................  59
                                   -------------------
             (S)9.17.  Environmental Compliance.................................................  60
                       ------------------------
             (S)9.18.  True Copies of Charter and Other Documents...............................  60
                       ------------------------------------------
     (S)10.  AFFIRMATIVE COVENANTS OF THE BORROWER..............................................  60
             -------------------------------------
             (S)10.1.  Punctual Payment.........................................................  60
                       ----------------
             (S)10.2.  Maintenance of U.S. Office...............................................  61
                       --------------------------
             (S)10.3.  Records and Accounts.....................................................  61
                       --------------------
             (S)10.4.  Financial Statements, Certificates and Information.......................  61
                       --------------------------------------------------
             (S)10.5.  Corporate Existence and Conduct of Business..............................  63
                       -------------------------------------------
             (S)10.6.  Maintenance of Properties................................................  63
                       -------------------------
             (S)10.7.  Insurance................................................................  63
                       ---------
             (S)10.8.  Taxes....................................................................  63
                       -----
             (S)10.9.  Inspection of Properties, Books, and Contracts...........................  64
                       ----------------------------------------------
             (S)10.10. Compliance with Laws, Contracts, Licenses and Permits....................  64
                       -----------------------------------------------------
             (S)10.11. Further Assurances.......................................................  65
                       ------------------
             (S)10.12. Notice of Potential Claims or Litigation.................................  65
                       ----------------------------------------
             (S)10.13. Environmental Indemnification............................................  65
                       -----------------------------
             (S)10.14. Notice of Certain Events Concerning Insurance............................  65
                       ---------------------------------------------
             (S)10.15. Notice of Default........................................................  66
                       -----------------
     (S)11.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.........................................  66
             ------------------------------------------
             (S)11.1.  Restrictions on Indebtedness.............................................  66
                       ----------------------------
             (S)11.2.  Restrictions on Liens....................................................  67
                       ---------------------
             (S)11.3.  Restrictions on Investments..............................................  69
                       ---------------------------
             (S)11.4.  Mergers, Consolidations, Sales...........................................  69
                       ------------------------------
             (S)11.5.  Restricted Distributions and Redemptions.................................  71
                       ----------------------------------------
             (S)11.6.  Employee Benefit Plans...................................................  71
                       ----------------------
             (S)11.7.  Negative Pledges.........................................................  72
                       ----------------
     (S)12.  FINANCIAL COVENANTS................................................................  72
             -------------------
             (S)12.1.  Leverage Ratio...........................................................  72
                       --------------
             (S)12.2.  Interest Coverage Ratio..................................................  73
                       -----------------------
             (S)12.3.  Debt to Capital Ratio....................................................  73
                       ---------------------
     (S)13.  CLOSING CONDITIONS.................................................................  73
             ------------------
             (S)13.1.  Representations and Warranties...........................................  73
                       ------------------------------
             (S)13.2.  Performance; No Default..................................................  73
                       -----------------------
             (S)13.3.  Corporate Action.........................................................  74
                       ----------------
             (S)13.4.  Loan Documents, Etc......................................................  74
                       -------------------
             (S)13.5.  Certified Copies of Charter Documents....................................  74
                       -------------------------------------
             (S)13.6.  Incumbency Certificate...................................................  74
                       ----------------------
             (S)13.7.  Payment of Fees and Interest.............................................  74
                       ----------------------------
             (S)13.8.  Financial Statements.....................................................  74
                       --------------------
             (S)13.9.  Financial Projections....................................................  74
                       ---------------------

             (S)13.10. Opinions of Counsel......................................................  75
                       -------------------
     (S)14. CONDITIONS OF ALL LOANS.............................................................  75
            -----------------------
             (S)14.1.  Representations True.....................................................  75
                       --------------------
             (S)14.2.  Performance; No Default or Event of Default..............................  75
                       -------------------------------------------
             (S)14.3.  No Legal Impediment......................................................  75
                       -------------------
             (S)14.4.  Governmental Regulation..................................................  75
                       -----------------------
             (S)14.5.  Proceedings and Documents................................................  76
                       -------------------------
     (S)15. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENTS; REMEDIES...............  76
            ---------------------------------------------------------------------
             (S)15.1.  Events of Default and Acceleration.......................................  76
                       ----------------------------------
             (S)15.2.  Termination of Commitments...............................................  79
                       --------------------------
             (S)15.3.  Remedies.................................................................  79
                       --------
     (S)16. SETOFF..............................................................................  80
            ------
     (S)17. EXPENSES............................................................................  81
            --------
     (S)18. THE AGENTS..........................................................................  81
            ----------
             (S)18.1.  Authorization............................................................  81
                       -------------
             (S)18.2.  Employees and Agents.....................................................  81
                       --------------------
             (S)18.3.  No Liability.............................................................  82
                       ------------
             (S)18.4.  No Representations.......................................................  82
                       ------------------
             (S)18.5.  Payments.................................................................  82
                       --------
             (S)18.6.  Holders of Notes.........................................................  84
                       ----------------
             (S)18.7.  Indemnity................................................................  84
                       ---------
             (S)18.8.  Agents as Lenders........................................................  84
                       -----------------
             (S)18.9.  Resignation..............................................................  84
                       -----------
             (S)18.10.  Certain Intercreditor Provisions........................................  85
                        --------------------------------
     (S)19. INDEMNIFICATION.....................................................................  86
            ---------------
     (S)20. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.......................................  86
            ---------------------------------------------
             (S)20.1.  Sharing of Information with Section 20 Subsidiary........................  87
                       -------------------------------------------------
             (S)20.2.  Confidentiality..........................................................  87
                       ---------------
             (S)20.3.  Prior Notification.......................................................  87
                       ------------------
             (S)20.4.  Other....................................................................  88
                       -----
     (S)21. SURVIVAL OF COVENANTS, ETC..........................................................  88
            --------------------------
     (S)22. ASSIGNMENT AND PARTICIPATION........................................................  88
            ----------------------------
             (S)22.1.  Conditions to Assignment by Lenders......................................  88
                       -----------------------------------
             (S)22.2.  Certain Representations and Warranties; Limitations; Covenants...........  89
                       --------------------------------------------------------------
             (S)22.3.  Register.................................................................  90
                       --------
             (S)22.4.  New Notes................................................................  91
                       ---------
             (S)22.5.  Participations...........................................................  91
                       --------------
             (S)22.6.  Disclosure...............................................................  91
                       ----------
             (S)22.7.  Assignee or Participant Affiliated with the Borrower.....................  92
                       ----------------------------------------------------
             (S)22.8.  Miscellaneous Assignment Provisions......................................  92
                       -----------------------------------
     (S)23. PARTIES IN INTEREST.................................................................  92
            -------------------

     (S)24.  NOTICES, ETC.......................................................................  93
             ------------
              (S)24.1.  General.................................................................  93
                        -------
              (S)24.2.  Deemed Notice...........................................................  93
                        -------------
     (S)25.  MISCELLANEOUS......................................................................  94
             -------------
     (S)26.  ENTIRE AGREEMENT, ETC..............................................................  94
             ---------------------
     (S)27.  WAIVER OF JURY TRIAL...............................................................  94
             --------------------
     (S)28.  SEVERABILITY.......................................................................  95
             ------------
     (S)29.  GOVERNING LAW......................................................................  95
             -------------
     (S)30.  CONSENTS, AMENDMENTS, WAIVERS, ETC.................................................  95
             ----------------------------------

                                    Exhibits
                                    --------


Exhibit A   Form of Multicurrency Note
Exhibit B   Form of Multicurrency Loan Request
Exhibit C   Form of Letter of Credit Request
Exhibit D   Form of Revolving Credit Note
Exhibit E   Form of Revolving Credit Loan Request
Exhibit F   Form of Swing Line Note
Exhibit G   Form of Competitive Bid Note
Exhibit H   Form of Competitive Bid Quote Request
Exhibit I   Form of Invitation for Competitive Bid Quotes
Exhibit J   Form of Competitive Bid Quote
Exhibit K   Form of Notice of Acceptance/Rejection of
            Competitive Bid Quote(s)
Exhibit L   Form of Term Note
Exhibit M   Form of Compliance Certificate
Exhibit N   Form of Backlog Report
Exhibit O   Form of Assignment and Acceptance

                                   Schedules
                                   ---------

Schedule 1        Unrestricted Subsidiaries
Schedule 2        Banks; Commitment Percentages; Addresses
Schedule 3.1      Existing Letters of Credit
Schedule 10.7     Insurance
Schedule 11.1(b)  Existing Indebtedness
Schedule 11.2(f)  Existing Liens

                             AMENDED AND RESTATED
                             --------------------

                        MULTICURRENCY CREDIT AGREEMENT
                        ------------------------------



          This AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is made as of October 20, 1997 among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Borrower"), BANKBOSTON, N.A., f/k/a The First National Bank of Boston, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), DLJ CAPITAL FUNDING, INC. ("DLJ"), ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH ("ABN"), BANQUE PARIBAS ("Paribas"), THE BANK OF NEW YORK ("BNY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Illinois ("BOA"), THE SUMITOMO BANK, LIMITED (LOS ANGELES BRANCH) ("Sumitomo"), FLEET BANK, N.A. ("Fleet"), NATIONSBANK, N.A. ("NationsBank"), THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS ANGELES AGENCY) ("IBJ"), BANQUE NATIONALE DE PARIS ("BNP"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"), THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY) ("LTCB"), UNION BANK OF CALIFORNIA, N.A., ("Union"), THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa"), BHF-BANK AKTIENGESELLSCHAFT ("BHF"), THE SAKURA BANK, LIMITED ("Sakura"), and CREDITO ITALIANO ("Credito Italiano") (such financial institutions and any financial institutions which become parties hereto in accordance with (S)22 hereof are collectively referred to herein as the "Lenders" and individually as a "Lender"), BKB as administrative and managing agent for the Lenders (in such capacity, the "Managing Agent"), DLJ as documentation agent (the "Documentation Agent"), NATIONSBANK as syndication agent (the "Syndication Agent"), BOA, DEUTSCHE BANK, and UNION as co-agents (the "Co-Agents" and, collectively with the Managing Agent, the Documentation Agent, and the Syndication Agent, the "Agents"), and BNY, FLEET, PARIBAS, BNP, and SANWA as lead managers (the "Lead Managers").

                                   RECITALS
                                   --------

          WHEREAS, pursuant to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 2, 1996 (as amended and in effect as of the date hereof, the "Prior Credit Agreement"), among the Borrower, certain Subsidiaries of the Borrower, the financial institutions party thereto (collectively, the "Prior Lenders"), DLJ as Documentation Agent, ABN as Co-Agent, and BKB as Managing Agent, the Prior Lenders have made loans to, and certain of the Prior Lenders have issued letters of credit for the account of, the Borrower (the "Existing Loans" and the "Existing Letters of Credit," respectively); and

          WHEREAS, the Borrower, the Lenders and the Agents desire to amend and restate the Prior Credit Agreement to, among other things, provide additional financing to the Borrower on the terms and conditions set forth herein and to replace the Prior Credit Agreement;

          NOW THEREFORE, subject to the satisfaction of the conditions set forth in (S)13 hereof, the Borrower, the Lenders, and the Agents hereby agree that the Prior Credit Agreement is hereby amended and restated in its entirety as set forth herein.

          (S)1.    DEFINITIONS; RULES OF INTERPRETATION.
                   ------------------------------------

          (S)1.1.  DEFINITIONS. The following terms shall have the meanings set
                   -----------
forth in this (S)1 or elsewhere in the provisions of this Agreement referred to below:

          ABN.  See Preamble.
          ---

          Absolute Competitive Bid Loan(s). Competitive Bid Loans bearing
          -----------------------------
interest at the Competitive Bid Rate.


          Accountants. See (S)9.4(a).
          -----------

          Affected Lender. See (S)8.15.
          ---------------

          Affiliate. Any Person that would be considered to be an affiliate of
          ---------
the Borrower under Rule 144(a) of the Rules and Regulations of the United States Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

          Agents. See Preamble.
          ------

          Agreement.  This Amended and Restated Multicurrency Credit Agreement,
          ---------
including the Exhibits and Schedules hereto, as amended and in effect from time to time.

          Applicable Facility Rate. The applicable rate per annum with respect
          ------------------------
to the Facility Fee as set forth in the Pricing Table.

          Applicable Laws. See (S)10.10.
          ---------------

          Applicable L/C Rate. The applicable rate per annum on the Maximum
          -------------------
Drawing Amount as set forth in the Pricing Table.

          Applicable Margin. The applicable interest rate margin per annum as
          -----------------
set forth in the Pricing Table.

          Arranger. BancBoston Securities Inc.
          --------

          Assignment and Acceptance. See (S)22.1.
          -------------------------

          Authorized Officer. The President, Secretary, Treasurer, or any Vice
          ------------------
President of the Borrower.

          Authorized Signatory.  Any Person who has been authorized to make
          --------------------
requests for Loans on behalf of the Borrower, as evidenced by a certificate of an Authorized Officer.

          Balance Sheet Date. March 31, 1997.
          ------------------

          Base Rate.  The higher of (a) the rate per annum (rounded upward, if
          ---------
necessary, to the next higher 1/100 of 1%) equal to the annual rate of interest announced from time to time by the Managing Agent at the Managing Agent's Head Office as its "Base Rate" or (b) one-half percent (1/2%) above the Federal Funds Effective Rate.

          Base Rate Advances.  Loans, including all or any portion of the Term
          ------------------
Loan, denominated in Dollars and bearing interest by reference to the Base Rate.

          BKB.  See Preamble.
          ---

          BNP.  See Preamble.
          ---

          BNY.  See Preamble.
          ---

          BOA.  See Preamble.
          ---

          Borrower.  See Preamble.
          --------

          Business Day.  Any day on which commercial banking institutions in
          ------------
Boston, Massachusetts, New York, New York, and in Los Angeles, California are open for the transaction of banking business.

          Capital Assets.  Fixed assets, both tangible (such as land, buildings,
          --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill) that would be required to be capitalized and shown on the balance sheet of any Person in accordance with GAAP (excluding any Capital Assets associated with a distinct revenue stream from a customer contract); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

          Capital Expenditures. Amounts paid or indebtedness incurred by any
          --------------------
Person in connection with the purchase or lease by such Person of a Capital
Asset.

          Capitalized Leases.  Leases under which the Borrower or any of its
          ------------------
Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          Certified. With respect to the financial statements of any Person,
          ---------
such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position and/or results of operations of such Person, as of and on the date therein specified.

          CFO.  See (S)10.4(b).
          ---

          Change of Control.  (a) The acquisition by any Person (including any
          -----------------
syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, of shares of capital stock of the Borrower entitling such Person to exercise more than 50% of the total voting power of all voting shares of the Borrower; or (b) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower, or any sale or transfer of all or substantially all of the assets of the Borrower to another Person other than (i) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger, or (ii) a merger which is effected solely to change the jurisdiction of incorporation of the Borrower or (iii) any consolidation with or merger of the Borrower into a Subsidiary of the Borrower with the prior written consent of the Lenders, or any sale or transfer by the Borrower with the written consent of the Lenders of all or substantially all of its assets to one or more of its wholly owned Subsidiaries in any one transaction or a series of transactions, provided that in each case set forth in clause (b) hereof the resulting corporation or each such Subsidiary assumes or guarantees the obligations of the Borrower under this Agreement, and the consolidated net worth of the surviving or acquiring corporation in any such consolidation, merger or sale of assets immediately after the consummation of such transaction equals or exceeds the consolidated net worth of the Borrower immediately prior to such transaction; or (c) any Change of Control as defined in the Subordinated Indenture (which definition is incorporated herein by reference as if expressly set forth herein).

          Closing Date.  The date on which the conditions precedent set forth in
          ------------
(S)13 hereof are satisfied.

          Co-Agents.  See Preamble.
          ---------

          Code. The United States Internal Revenue Code of 1986, as amended and
          ----
in effect from time to time.

          Commitment. With respect to each Lender, its Commitment Percentage of
          ----------
the Multicurrency Commitment plus its Commitment Percentage of the Revolving Credit Commitment.

          Commitment Percentage. With respect to each Lender, the percentage set
          ---------------------
forth on SCHEDULE 2, as such percentage may be adjusted from time to time in accordance with (S)22.

          Competitive Bid Loan(s). A borrowing hereunder consisting of one or
          -----------------------
more loans made by any of the participating Lenders whose offer to make a Competitive Bid Loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in (S)4 hereof.

          Competitive Bid Loan Accounts.  See (S)4.2(a).
          -----------------------------

          Competitive Bid Margin.  See (S)4.5(b)(iv).
          ----------------------

          Competitive Bid Notes.  See (S)4.2(b).
          ---------------------

          Competitive Bid Quote. An offer by a Lender to make a Competitive Bid
          ---------------------
Loan in accordance with (S)4.5 hereof.

          Competitive Bid Quote Request.  See (S)4.3.
          -----------------------------

          Competitive Bid Rate.  See (S)4.5(b)(v).
          --------------------

          Compliance Certificate.  See (S)10.4(c).
          ----------------------

          Consolidated or consolidated. With reference to any term defined
          ----------------------------
herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP, after eliminating all intercompany items.

          Consolidated Earnings Before Interest and Taxes or EBIT. For any
          -------------------------------------------------------
period, the Consolidated Net Income (or Deficit) of the Borrower and its Subsidiaries determined in accordance with GAAP, plus (a) interest expense, (b)
                                                 ----
income taxes and (c) extraordinary non-cash losses for such period, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), and minus (d) extraordinary gains for such period and (e) that portion
              -----
of EBIT which is derived from Unrestricted Subsidiaries other than cash dividends received by the Borrower from Unrestricted Subsidiaries at least 90 days prior to the date of determination of EBIT, all as determined in accordance with GAAP.

          Consolidated Earnings Before Interest, Taxes, Depreciation, and
          ---------------------------------------------------------------
Amortization, or EBITDA.  For any period, EBIT, plus (a) depreciation and (b)
-----------------------                         ----
amortization for such period, as determined in accordance with GAAP, to the extent that each was deducted in determining Consolidated Net Income (or Deficit) and does not relate to Unrestricted Subsidiaries, provided that, for purposes of calculating the Leverage Ratio, the portion of EBITDA derived from companies (other than Unrestricted Subsidiaries) acquired since the date of the most recent financial statements delivered to the Lenders pursuant to (S)10.4(a) hereof shall be included in the calculation of EBITDA only if the financial statements of such acquired entities have been audited for the period sought to be included by an independent accounting firm satisfactory to the Managing Agent or the Majority Lenders consent in writing to such inclusion.

          Consolidated Net Income (or Deficit) or Net Income (or Deficit).  The
          ---------------------------------------------------------------
consolidated net income (or deficit) of the Borrower and its Subsidiaries, or the net income or deficit of the Borrower on an individual basis, determined in accordance with GAAP.

          Consolidated Tangible Assets. Consolidated Total Assets less the sum
          ----------------------------
of:

               (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

               (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

          Consolidated Total Assets. All assets of the Borrower and its
          -------------------------
Subsidiaries determined on a consolidated basis in accordance with GAAP.

          Consolidated Total Interest Expense. For any period, the aggregate
          -----------------------------------
amount of interest required to be paid or accrued by the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) during such period on all Indebtedness of the Borrower and such Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, all as determined in accordance with GAAP.

          Default.  See (S)15.1.
          -------

          Deutsche Bank.  See Preamble.
          -------------

          Disposal.  See "Release."
          --------

          Distribution. The declaration or payment of any dividend or
          ------------
distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

          DLJ.  See Preamble.
          ---

          Documentation Agent.  See Preamble.
          -------------------

          Dollar Equivalent. With respect to any amounts denominated in a
          -----------------
currency other than Dollars, the amount (as conclusively ascertained by the Managing Agent absent manifest error) in Dollars which is or could be purchased by the Managing Agent (in accordance with its normal banking practices) with such amounts denominated in such other currency in the Nassau foreign currency deposits market for delivery on such date at the spot rate of exchange, at or about 11:00 a.m., local time at the Nassau Branch, on the date of determination.

          Dollars or $. Dollars in lawful currency of the United States of
          ------------
 America.

          Drawdown Date.  The date on which any Loan is made or is to be made.
          -------------

          EBIT. See definition for Consolidated Earnings Before Interest and
          ----
Taxes.

          EBITDA. See definition for Consolidated Earnings Before Interest,
          ------
Taxes, Depreciation, and Amortization.

          Eligible Assignee. Any of (i) a commercial bank, insurance company, or
          -----------------
finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the Cayman Islands, the country in which it is organized, or another country which is also a member of the OECD;
(iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Managing Agent, such approval not to be unreasonably withheld.

          Employee Benefit Plan. Any employee benefit plan within the meaning of
          ---------------------
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

          Environmental Laws. All applicable federal, state, provincial,
          ------------------
municipal, local and foreign laws, principles of common law or civil law, regulations, by-laws, guidelines and codes, as such laws, principles, regulations, by-laws and guidelines and codes may be amended from time to time, as well as orders, decrees, judgments, seizures or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or protection of the public from pollution or employee health and safety, including, but not limited to the Release or threatened Release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          EPA.  See (S)9.17(b).
          ---

          Equity Conversion Date. The date on which the Subordinated Indenture
          ----------------------
is converted into common equity.

          ERISA. The Employee Retirement Income Security Act of 1974, as amended
          -----
and in effect from time to time.

          ERISA Affiliate. Any Person which is treated as a single employer with
          ---------------
the Borrower under (S)414(b) and (c) of the Code.

          ERISA Reportable Event. A reportable event with respect to a
          ----------------------
Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder.

          Eurocurrency Advances. Loans, including all or any portion of the Term
          ---------------------
Loan, bearing interest calculated by reference to the Eurocurrency Rate.

          Eurocurrency Business Day. Any Business Day on which dealings in
          -------------------------
foreign currency and exchange are carried on among banks in Boston, Massachusetts, Nassau, The Bahamas, Paris, France and London, England.

          Eurocurrency Interest Determination Date. For any Interest Period, the
          ----------------------------------------
date two (2) Eurocurrency Business Days prior to the first day of such Interest Period.

          Eurocurrency Lending Office.  Initially, the office of each Lender set
          ---------------------------
forth in SCHEDULE 2; thereafter, upon notice to the Managing Agent, such other office of such Lender that shall be making or maintaining Eurocurrency Advances.

          Eurocurrency Offered Rate. The rate per annum at which deposits of
          -------------------------
Dollars or Optional Currency, as applicable, are offered to the Managing Agent by prime banks in whatever eurocurrency interbank market may be selected by the Managing Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurocurrency Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurocurrency Offered Rate.

          Eurocurrency Rate.
          -----------------

               (a) With respect to Revolving Credit Loans, Competitive Bid Loans, Swing Line Loans, the Term Loan, and any Multicurrency Loans denominated in Dollars, the rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Managing Agent with respect to an Interest Period, in accordance with the following formula:

               Eurocurrency Rate = Eurocurrency Offered Rate
                                   -------------------------
                                        1-Reserve Rate

               (b) With respect to Multicurrency Loans denominated in an Optional Currency, the Eurocurrency Rate plus the cost to the Lenders, expressed as a percentage, of complying with any law as described in
          (S)8.10 hereof.

          Event of Default.  See (S)15.1.
          ----------------

          Existing Letters of Credit.  See Recitals.
          --------------------------

          Existing Loans.  See Recitals.
          --------------

          Facility Fee.  See (S)7.4.
          ------------

          Federal Funds Effective Rate. The overnight federal funds effective
          ----------------------------
rate, as published by the Board of Governors of the Federal Reserve System as in effect from time to time.

          Fleet.  See Preamble.
          -----

          Funded Debt.  Consolidated Indebtedness of the Borrower and its
          -----------
Subsidiaries (other than Unrestricted Subsidiaries) for borrowed money, including (without duplication) guarantees of such debt, recorded on the Consolidated balance sheet of the Borrower and its Subsidiaries, and including (without duplication) the amount of any such Indebtedness for Capitalized Leases which corresponds to principal and all contingent Reimbursement Obligations with respect to outstanding letters of credit (including the Letters of Credit).

          GAAP.  (i) When used in general, GAAP means principles which are (1)
          ----
consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and (2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Borrower and its Subsidiaries, such principles shall include (to the extent consistent with such principles) the accounting practice of the Borrower and its Subsidiaries, reflected in their financial statements for the year ended on the Balance Sheet Date.

          Guaranteed Pension Plan. Any pension benefit plan within the meaning
          -----------------------
of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Hazardous Substances. Any waste, contaminant, pollutant, hazardous
          --------------------
substance, toxic substance, hazardous waste, special waste, industrial substance or waste, radioactive materials, petroleum or petroleum-derived substance or waste, or any constituent or combination of any such substance or waste, which substance, contaminant, pollutant or material or waste is or shall hereafter become regulated under, governed by, or defined by any Environmental Law.

          Indebtedness. Collectively without duplication, whether classified as
          ------------
Indebtedness, an Investment or otherwise on the obligor's balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness (contingent or otherwise) under surety, performance bonds or any other bonding arrangements, (g) all Indebtedness of others referred to in clauses (a) through (f) above which is guaranteed, or in effect guaranteed, directly or indirectly in any manner, including through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling any Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in any Person (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure any Person against loss, (h) all Indebtedness referred to in clauses (a) through (g) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien or encumbrance on (or other right of recourse to or against) property (including, without limitation, accounts and contract rights), even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness, and (i) the contingent reimbursement obligations with respect to any outstanding letters of credit; provided, however, that Indebtedness shall not include any guaranty, suretyship or indemnification obligations in connection with the performance of services for customers in the ordinary course of business.

          Ineligible Securities. Securities which may not be underwritten or
          ---------------------
dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. (S)24, Seventh), as amended.

          Interest Coverage Ratio.  The ratio described in (S)12.2.
          -----------------------

          Interest Period.  With respect to each portion of a Loan, subject to
          ---------------
(S)8.9, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the day specified below or the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Base Rate Loan or Swing Line Loan, the last day of the fiscal quarter;
(ii) for any Eurocurrency Loan, 1, 2, 3, or 6 months; (iii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and (iv) for any LIBOR Competitive Bid Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding

Interest Period applicable to such Loan and ending on the day specified above or the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement, provided that no Interest Period shall extend
                                   -------- ----
beyond the Maturity Date, and no Interest Period with respect to Revolving Credit Loans shall extend beyond the Term Out Date.

          Investments.  All cash expenditures made and all liabilities incurred
          -----------
(contingently or otherwise) for the acquisition of stock or other ownership interests in, all or a substantial portion of all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Invitation for Competitive Bid Quotes.  See (S)4.3(b).
          -------------------------------------

          Issuance Fee.  See (S)3.6.
          ------------

          Issuing Lender.  The Lender(s) issuing Letters of Credit, which shall
          --------------
initially be BKB or any of its Affiliates, and such other Lenders as are agreed to be Issuing Lenders by the Borrower and the Managing Agent.

          Lead Managers.  See Preamble.
          -------------

          Lenders.  See Preamble.
          -------

          Letters of Credit.  Letters of Credit issued or to be issued by the
          -----------------
Issuing Lender in accordance with (S)3 hereof for the account of the Borrower.

          Letter of Credit Applications.  Letter of Credit Applications in such
          -----------------------------
form as may be agreed upon by the Borrower and the Issuing Lender from time to time which are entered into pursuant to (S)3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

          Letter of Credit Participation.  See (S)3.7.
          ------------------------------

          Letter of Credit Fee.  See (S)3.6.
          --------------------

          Letter of Credit Request.  See (S)3.1.
          ------------------------

          Leverage Ratio.  The ratio described in (S)12.1.
          --------------

          LIBOR Competitive Bid Loan(s).  Competitive Bid Loan(s) bearing
          -----------------------------
interest at the applicable LIBOR rate plus or minus, as the case may be, the Competitive Bid Margin.

          LIBOR Rate.  For any Interest Period with respect to a LIBOR
          ----------
Competitive Bid Loan, (a) the rate of interest equal to the rate determined by the Managing Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Eurocurrency Business Days prior to the first day of such Interest Period, or (b) if such rate is not shown at such place, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank at which such Reference Bank's Eurocurrency Lending Office is offered Dollar deposits two Eurocurrency Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency operations of such Eurocurrency Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Advance of such Reference Bank to which such Interest Period applies, divided by
                                                                      ------- --
(ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

          Loans.  Collectively, the Multicurrency Loans, the Revolving Credit
          -----
Loans, the Swing Line Loans, the Competitive Bid Loans, and the Term Loan made by the Lenders to the Borrower pursuant to this Agreement.

          Loan Documents.  Collectively, this Agreement, the Notes, and the
          --------------
Letter of Credit Applications, as each may be amended, modified, or restated from time to time.

          Majority Lenders.  Subject to adjustment as set forth in (S)18.10
          ----------------
hereof, as of any date, the Lenders which in the aggregate hold fifty-one percent (51%) of the sum of the Total Commitment plus, after the Term Out Date, the outstanding principal amount of the Term Loan, and, if the Total Commitment has been reduced to zero, the Lenders holding at least fifty-one percent (51%) of the sum of (a) the outstanding principal amount of the Loans plus (b) the
                                                                ----
Maximum Drawing Amount on such date (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent).

          Managing Agent.  See Preamble.
          --------------

          Managing Agent's Head Office.  The head office of the Managing Agent
          ----------------------------
located at 100 Federal Street, Boston, Massachusetts 02110.

          Material Subsidiary. Any Subsidiary with annual revenue in excess of
          -------------------
$50,000,000.

          Maturity Date.  October 20, 2002.
          -------------

          Maximum Drawing Amount.  The maximum aggregate amount (calculating all
          ----------------------
amounts denominated in any Optional Currency at their Dollar Equivalent) from time to time that the beneficiaries may draw under outstanding Letters of Credit.

          Memtec Acquisition.  See (S)11.4.
          ------------------

          Multicurrency Commitment.  $600,000,000, or the Dollar Equivalent
          ------------------------
thereof in the Optional Currencies, as such amount may be reduced pursuant to
(S)2.2 hereof, or, if such Multicurrency Commitment is terminated pursuant to
(S)2.2 or (S)15.2 hereof, zero.

          Multicurrency Loan Request.  See (S)2.3.
          --------------------------

          Multicurrency Loans.  Loans made by the Lenders to the Borrower
          -------------------
pursuant to (S)2.1 hereof.

          Multicurrency Notes.  See (S)7.1.
          -------------------

          Multiemployer Plan.  Any multiemployer plan within the meaning of
          ------------------
(S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Nassau Branch. The Managing Agent's Nassau, The Bahamas, branch
          -------------
office.

          NationsBank.  See Preamble.
          -----------

          Non-U.S. Lender.  See (S)8.8(c).
          ---------------

          Notes.  Collectively, the Multicurrency Notes, the Revolving Credit
          -----
Notes, the Competitive Bid Notes, the Swing Line Note, and the Term Notes.

          Obligations.  All indebtedness, obligations and liabilities of every
          -----------
nature of the Borrower to the Agents, the Nassau Branch, the Issuing Lender, and the Lenders arising or incurred under this Agreement or the other Loan Documents or in respect of Loans made, Letters of Credit issued, and the Notes or other documents or instruments at any time evidencing any thereof, including, without limitation, all Reimbursement Obligations.

          OECD.  See "Eligible Assignee."
          ----

          Optional Currency shall mean the currency of Great Britain, Germany,
          -----------------
Switzerland, France, Italy, the Netherlands, Spain, Singapore, Thailand, Malaysia, Hong Kong, the Philippines, Canada, Argentina, New Zealand, or Australia which is freely convertible into Dollars and which is traded on the Nassau inter-bank foreign currency deposits market, and any other currency other than Dollars which each of the Lenders and the Borrower have agreed shall be made available hereunder.

          Paribas.  See Preamble.
          -------

          PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
          ----
ERISA and any successor entity or entities having similar responsibilities.

          Permitted Liens.  See (S)11.2.
          ---------------

          Person.  Any individual, corporation, partnership, trust,
          ------
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Pricing Table:
          -------------

----------------------------------------------------------------------------------------------------------------------
                                                                                  APPLICABLE             APPLICABLE
                                                                                  MARGIN FOR             MARGIN FOR
                                   APPLICABLE             APPLICABLE              BASE RATE             EUROCURRENCY
     SENIOR PUBLIC                FACILITY RATE            L/C RATE                 LOANS                  LOANS
     DEBT RATING                   (PER ANNUM)            (PER ANNUM)            (PER ANNUM)            (PER ANNUM)
----------------------------------------------------------------------------------------------------------------------
 At least BBB+ by                 0.1000% (M)                   0.2000%                0.0000%          0.2000% (M)
 Standard &  Poor's               0.0750% (R)                                                           0.2250% (R)
----------------------------------------------------------------------------------------------------------------------

 At least BBB by                  0.1250% (M)                                                           0.2250% (M)
 Standard & Poor's                0.1000% (R)                   0.2250%                0.0000%          0.2500% (R)
----------------------------------------------------------------------------------------------------------------------

 At least BBB- by                 0.1500% (M)                   0.3000%                0.0000%          0.3000% (M)
 Standard & Poor's                0.1250% (R)                                                           0.3250% (R)
----------------------------------------------------------------------------------------------------------------------

 At least BB+ by                  0.2000% (M)                   0.5000%                0.0000%          0.5000% (M)
 Standard & Poor's                0.1750% (R)                                                           0.5250% (R)
----------------------------------------------------------------------------------------------------------------------

 If no other level applies        0.2500% (M)                   0.7500%                0.0000%          0.7500% (M)
                                  0.2000% (R)                                                           0.8000% (R)
----------------------------------------------------------------------------------------------------------------------

M = Multicurrency Loans
R = Revolving Credit Loans

The applicable rate or margin for any day shall be determined by the Senior Public Debt Rating in effect as of that day.

          Prior Credit Agreement.  See Recitals.
          ----------------------

          Reference Banks.  BKB and NationsBank.
          ---------------

          Register.  See (S)22.3.
          --------

          Reimbursement Obligation.  The Borrower's obligation to reimburse the
          ------------------------
Issuing Lender for the benefit of the Lenders on account of any drawing under any Letter of Credit as provided in (S)3.2.

          Release.  Shall mean any release, issuance, spill, emission, leaking,
          -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration ("Disposal") into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water, or property other than as permitted by and in compliance with all Environmental Laws.

          Replacement Lender.  See (S)8.15.
          ------------------

          Replacement Notice.  See (S)8.15.
          ------------------

          Reserve Rate.  The highest rate, expressed as a decimal, at which any
          ------------
Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by any Lender to fund Loans bearing interest based on the Eurocurrency Rate, if such liabilities were outstanding.

          Revolving Credit Commitment.  (a) Prior to the Term Out Date,
          ---------------------------
$150,000,000, as such amount may be reduced pursuant to (S)5.2 hereof, or, if such Revolving Credit Commitment has been terminated pursuant to (S)5.2 or
(S)15.2 hereof, zero, and (b) on and after the Term Out Date, zero.

          Revolving Credit Loan Request.  See (S)5.3.
          -----------------------------

          Revolving Credit Loans.  Loans made by the Lenders pursuant to
          ----------------------
(S)5.1 hereof.

          Revolving Credit Notes.  See (S)7.1.
          ----------------------

          Sanwa.  See Preamble.
          -----

          SEC Filings.  See (S)9.5.
          -----------

          Section 20 Subsidiary.  A subsidiary of the bank holding company
          ---------------------
controlling any Lender, which subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          Subordinated Indenture.  The indenture dated September 18, 1995 from
          ----------------------
the Borrower to State Street Bank & Trust Company, as trustee, with respect to the convertible subordinated debentures of the Borrower due 2005, in an aggregate principal amount of $140,000,000.

          Subsidiary.  Any corporation, association, trust, or other business
          ----------
entity of which the Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

          Swing Line Loans.  See (S)2.5(a).
          ----------------

          Swing Line Note.  See (S)2.5(a).
          ---------------

          Swing Line Settlement.  The making or receiving of payments, in
          ---------------------
immediately available funds, by the Lenders to or from the Managing Agent in accordance with (S)2.5 hereof to the extent necessary to cause each Lender's actual share of the outstanding amount of the Multicurrency Loans to be equal to such Lender's Commitment Percentage of the outstanding amount of such Multicurrency Loans, in any case when, prior to such action, the actual share is not so equal.

          Swing Line Settlement Amount.  See (S)2.5(b).
          ----------------------------

          Swing Line Settlement Date.  See (S)2.5(b).
          --------------------------

          Swing Line Settling Lender.  See (S)2.5(b).
          --------------------------

          Syndication Agent.  See Preamble.
          -----------------

          Term Loan.  The principal amount of Revolving Credit Loans outstanding
          ---------
on the Term Out Date which have been converted into a term loan pursuant to
(S)6.1.

          Term Out Date. October 19, 1998 or, if extended pursuant to (S)5.4,
          -------------
October 18, 1999.

          Term Out Period.  The period beginning on the Term Out Date and ending
          ---------------
on the Maturity Date, or such earlier date on which the Term Loan has been indefeasibly paid in full.

          Term Notes.  See (S)6.2.
          ----------

          Termination Date.  See (S)7.4.
          ----------------

          Total Commitment.  The sum of the Multicurrency Commitment and the
          ----------------
Revolving Credit Commitment in effect at the time of determination.

          Union.  See Preamble.
          -----

          Unrestricted Subsidiaries.  The Subsidiaries of the Borrower
          -------------------------
designated as Unrestricted Subsidiaries on SCHEDULE 1 hereto and in subsequent written notice to the Lenders, provided that the Unrestricted Subsidiaries may not, in the aggregate, have in excess of five percent (5%) of Consolidated Total Assets as determined in accordance with GAAP.

          (S)1.2.  RULES OF INTERPRETATION.
                   -----------------------

                   (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                   (b) The singular includes the plural and the plural includes the singular.

                   (c) A reference to any law includes any amendment or modification to such law.

                   (d) A reference to any Person includes its permitted successors and permitted assigns.

                   (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                   (f) The words "include," "includes" and "including" are not limiting.

                   (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, have the meanings assigned to them therein.

                   (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

                   (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (S)2.  THE MULTICURRENCY FACILITY.
                 --------------------------

          (S)2.1.  COMMITMENT TO LEND. Subject to the terms and conditions set
                   ------------------
forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow and reborrow from time to time from the Closing Date until the Maturity Date, upon notice to the Managing Agent (for advances in Dollars) or the Nassau Branch (for advances in Optional Currencies), given in accordance with (S)2.3 hereof, such Lender's Commitment Percentage of such sums in Dollars or Optional Currencies as are requested by the Borrower. In no event shall (a) the aggregate principal outstanding balance of all Multicurrency Loans, Swing Line Loans, and Competitive Bid Loans plus the Maximum Drawing Amount exceed at any one time the Multicurrency Commitment, or
(b) any Lender be obligated to fund or maintain Multicurrency Loans or participate in Letters of Credit in excess of such Lender's Commitment Percentage of the Multicurrency Commitment (in each case calculating all amounts denominated in Optional Currencies at their Dollar Equivalent). The Multicurrency Loans shall be made pro rata in accordance with each Lender's Commitment Percentage.

          (S)2.2.  OPTIONAL REDUCTION OF MULTICURRENCY COMMITMENT. The Borrower
                   ----------------------------------------------
shall have the right at any time and from time to time upon five (5) Business Days' written notice given by an Authorized Officer to the Managing Agent (which shall give prompt notice thereof to each of the Lenders) to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed or unutilized portion of the Multicurrency Commitment, provided that the Borrower may not reduce the Multicurrency Commitment to an amount less than the Dollar Equivalent of the sum of the outstanding Multicurrency Loans plus Swing Line Loans plus Competitive Bid Loans plus the Maximum Drawing Amount. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Managing Agent for the respective accounts of the Lenders the full amount of any Facility Fee then accrued on the amount of the reduction. No reduction of the Multicurrency Commitment hereunder shall be subject to reinstatement. Any reduction of the Multicurrency Commitment pursuant to this
(S)2.2 shall result in a corresponding reduction in the Total Commitment.

          (S)2.3.  REQUESTS FOR MULTICURRENCY LOANS. Any Authorized Signatory of
                   --------------------------------
the Borrower shall give to the Managing Agent (for advances in Dollars) or the Nassau Branch (for advances in Optional Currencies) written notice in the form of EXHIBIT B (or telephonic notice confirmed by telecopy the same day in the form of EXHIBIT B) of each Multicurrency Loan requested hereunder (a "Multicurrency Loan Request") not later than (a) 1:00 P.M. (Boston time) on the proposed Drawdown Date of any Base

Rate Advance with respect to Multicurrency Loans denominated in Dollars or (b) 2:00 P.M. (Boston time) three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of a Multicurrency Loan (which must be a Eurocurrency Business Day), expressing all amounts denominated in Optional Currencies at their Dollar Equivalent. The Managing Agent or the Nassau Branch, as the case may be, shall promptly notify the Lenders of such notice (but in no event later than 2:00 p.m. (Boston time) in the case of any request for a Base Rate Advance made on the proposed Drawdown Date of such Loan). Each request for a Multicurrency Loan hereunder shall be made in a minimum amount of $10,000,000 or the Dollar Equivalent thereof in an Optional Currency, and shall be irrevocable and binding on the Borrower.

          (S)2.4.  OPTIONAL CURRENCIES.
                   -------------------

                   (a) Subject to the terms and conditions of (S)8.13 hereof, the Borrower may elect, prior to the Maturity Date, to draw down or convert a portion of the funds available under (S)2.1 of this Agreement in, or to, an Optional Currency, provided that (i) the Dollar amount of Multicurrency Loans denominated in Dollars plus the Dollar Equivalent of the aggregate principal amount of Multicurrency Loans denominated in Optional Currencies plus Swing Line Loans plus Competitive Bid Loans plus the Maximum Drawing Amount outstanding under this Agreement immediately following any such drawdown or conversion shall not exceed the Multicurrency Commitment and (ii) the Dollar Equivalent of any funds proposed to be converted at any one time under this (S)2.4 shall be not less than $10,000,000. In order to exercise the foregoing option, the Borrower must deliver to the Nassau Branch, which shall promptly give to the Lenders notice thereof, a written notice, subject to any other notice requirements under this Agreement, designating the Optional Currency into which the designated portion of the Multicurrency Loans is to be drawn down or, as the case may be, converted, at least three (3) Eurocurrency Business Days prior to the commencement of the subsequent Interest Period relating to such portion of the Multicurrency Loans and any such conversion shall be effected on such date. If any such notice is not delivered to the Nassau Branch by the Borrower at least three (3) Eurocurrency Business Days prior to the end of an existing Interest Period with respect to any outstanding Multicurrency Loan, the Borrower shall be deemed to have requested that the amount of the relevant Multicurrency Loan continue to be denominated in the Optional Currency in which it then currently stands denominated and that the subsequent Interest Period have a duration of one (1) month.

                   (b) For all purposes of this Agreement, except as provided in
(S)8.9 hereof, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Managing Agent absent manifest error) in the first currency which is or could be purchased by the Managing Agent (in accordance with its normal banking practices) with such specified amount in the second currency in the Nassau foreign currency deposits market for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., Nassau time, on such date.

                   (c) In the event that any portion of the funds available under the terms of this Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to paragraph (b) above by the Nassau Branch at the time the Borrower requests a Loan and otherwise no less frequently than once per week. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under (S)(S)2.1 and 2.4(a) hereof, and any required repayments under (S)8.6(a)-
(c) hereof.

          (S)2.5.  SWING LINE LOANS; SETTLEMENTS.
                   -----------------------------

                   (a) Solely for ease of administration of the Multicurrency Loans, BKB may, but shall not be required to, fund Base Rate Advances made in accordance with the provisions of this Agreement ("Swing Line Loans"). The Swing Line Loans shall be evidenced by a promissory note of the Borrower in substantially the form of EXHIBIT F (the "Swing Line Note") and, at the discretion of BKB may be in amounts less than $10,000,000 provided that the
                                                          --------
outstanding amount of Swing Line Loans advanced by BKB hereunder shall not exceed $20,000,000 at any time. Subject to (S)2.1(b), each Lender shall remain severally and unconditionally liable to fund its pro rata share (based upon each Lender's Commitment Percentage) of such Swing Line Loans on each Swing Line Settlement Date and, in the event BKB chooses not to fund all Base Rate Advances requested on any date, to fund its Commitment Percentage of the Base Rate Advances requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Advances. Prior to each Swing Line Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of BKB.

                   (b) The Lenders shall effect Swing Line Settlements on (i) the Business Day immediately following any day which BKB gives written notice to the Managing Agent and each Lender to effect a Swing Line Settlement, (ii) the Business Day immediately following the Managing

Agent's becoming aware of the existence of any Default or Event of Default,
(iii) the Maturity Date, and (iv) the Business Day immediately following any day on which the outstanding amount of Swing Line Loans advanced by BKB exceeds $20,000,000 (each such date, a "Swing Line Settlement Date"). One (1) Business Day prior to each such Swing Line Settlement Date, the Managing Agent shall give telephonic notice to the Lenders of (A) the respective outstanding amount of Multicurrency Loans made by each Lender as at the close of business on the prior day, (B) the amount that each Lender, as applicable (a "Swing Line Settling Lender"), shall pay to effect a Swing Line Settlement (a "Swing Line Settlement Amount") and (C) the portion (if any) of the aggregate Swing Line Settlement Amount to be paid to each Lender. A statement of the Managing Agent submitted to the Lenders with respect to any amounts owing hereunder shall be prima facie
                                                                 ----- -----
evidence of the amount due and owing. Each Swing Line Settling Lender shall, not later than 1:00 p.m. (Boston time) on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to the Managing Agent at the Managing Agent's Head Office in the amount of such Lender's Swing Line Settlement Amount. The Managing Agent shall, as promptly as practicable during normal business hours on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to each Lender of the Swing Line Settlement Amount to be paid to such Lender. All funds advanced by any Lender as a Swing Line Settling Lender pursuant to this (S)2.5 shall for all purposes be treated as a Base Rate Advance made by such Swing Line Settling Lender to the Borrower, and all funds received by any Lender pursuant to this (S)2.5 shall for all purposes be treated as repayment of amounts owed by the Borrower with respect to Base Rate Advances made by such Lender.

                   (c) The Managing Agent may (unless notified to the contrary by any Swing Line Settling Lender by 12:00 noon (Boston time) one (1) Business Day prior to the Swing Line Settlement Date) assume that each Swing Line Settling Lender has made available (or will make available by the time specified in (S)2.5(b)) to the Managing Agent its Swing Line Settlement Amount, and the Managing Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Lender its share (if any) of the aggregate Swing Line Settlement Amount. If the Swing Line Settlement Amount of such Swing Line Settling Lender is made available to the Managing Agent by such Swing Line Settling Lender on a date after such Swing Line Settlement Date, such Swing Line Settling Lender shall pay the Managing Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Managing Agent for federal funds acquired by the Managing Agent during each day included in such period times (ii) such Swing Line Settlement Amount times
                        -----                                        -----

(iii) a fraction, the numerator of which is the number of days that elapse from and including such Swing Line Settlement Date to but not including the date on which such Swing Line Settlement Amount shall become immediately available to the Managing Agent, and the denominator of which is 365. Upon payment of such amount such Swing Line Settling Lender shall be deemed to have delivered its Swing Line Settlement Amount on the Swing Line Settlement Date and shall become entitled to interest payable by the Borrower with respect to such Swing Line Settling Lender's Swing Line Settlement Amount as if such share were delivered on the Swing Line Settlement Date. If such Swing Line Settlement Amount is not in fact made available to the Managing Agent by such Swing Line Settling Lender within three (3) Business Days of such Swing Line Settlement Date, the Managing Agent shall be entitled to recover such amount from the Borrower, with interest thereon at the Base Rate.

                (d) After any Swing Line Settlement Date, any payment by the Borrower of Swing Line Loans hereunder shall be allocated among the Lenders, in amounts determined so as to provide that after such application and the related Swing Line Settlement, the outstanding amount of Multicurrency Loans of each Lender equals, as nearly as practicable, such Lender's Commitment Percentage of the aggregate amount of Multicurrency Loans.

          (S)3. LETTERS OF CREDIT.
                -----------------

          (S)3.1  LETTER OF CREDIT ISSUANCE. Subject to the terms and conditions
                  -------------------------
hereof and receipt by the Managing Agent and the Issuing Lender of a written notice in the form of EXHIBIT C (or telephonic notice confirmed by telecopy the same day in the form of EXHIBIT C) of each Letter of Credit requested hereunder (a "Letter of Credit Request"), together with a Letter of Credit Application executed by an Authorized Signatory of the Borrower, at least four (4) Business Days prior to issuance, and in reliance upon the representations and warranties of the Borrower contained herein and upon the agreement of the Lenders set forth in (S)3.7 hereof, the Issuing Lender, on behalf of the Lenders, will issue Letters of Credit denominated in Dollars or any Optional Currency in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Lender (which Letters of Credit may provide for automatic annual renewals subject to the satisfaction of the conditions precedent to the renewal set forth herein and in the Letter of Credit and which may be opened to support obligations of the Subsidiaries but shall be for the account of the Borrower); provided, however, that after giving effect to such Letter of Credit Request, the Maximum Drawing Amount shall not exceed the lesser of (a) $100,000,000 or
(b) the Multicurrency Commitment minus the aggregate outstanding principal
                                 -----
amount of all Multicurrency Loans, Competitive Bid Loans, and Swing Line Loans (in each case calculating all amounts denominated in Optional Currencies at their Dollar Equivalent). No Letter of Credit shall have an expiration date later than thirty (30) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated Persons, forty-five
(45) days) prior to the Maturity Date. The Borrower shall not be required to make requests for Letters of Credit in a minimum amount. All Existing Letters of Credit outstanding on the Closing Date under the Prior Credit Agreement shall be Letters of Credit under this Agreement. To the extent that the provisions of any Letter of Credit Application conflict with the provisions of this Agreement, the provisions of this Agreement shall control.

          (S)3.2.  REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce
                   ----------------------------------------
the Issuing Lender to issue, extend and renew the Letters of Credit, the Borrower agrees to reimburse or pay to the Issuing Lender for the benefit of the Lenders with respect to each Letter of Credit issued, extended or renewed by the Issuing Lender hereunder as follows:

                   (a) On each date that any draft presented under any Letter of Credit is honored by the Issuing Lender or the Issuing Lender otherwise makes payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and
          (ii) the amount of any taxes (other than income taxes), fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit.

                   (b) Each such payment shall be made to the Managing Agent in accordance with (S)3.3 hereof.

          (S)3.3.  LETTER OF CREDIT PAYMENTS. If any draft shall be presented or
                   -------------------------
other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrower and the Managing Agent of the date and amount of the draft presented or demand for payment and of the date and time when the Issuing Lender expects to pay or has paid such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Lender, the Managing Agent shall promptly notify the Borrower of the amount of any unpaid Reimbursement Obligation. Provided that no Event of Default under (S)15.1(h) or (S)15.1(i) has occurred, any Reimbursement Obligations in Dollars which are not paid by the Borrower to the Managing Agent on the date that such draft is paid or other payment is made by the Issuing Lender shall be deemed to be Multicurrency Loans for all purposes hereunder and shall bear interest at the Base Rate plus the Applicable Margin until converted in accordance with
(S)2.4 hereof. Any Reimbursement Obligations with respect to Letters of Credit denominated in an Optional Currency which are not paid by the Borrowers to the Managing Agent on the date that such draft is paid or other payment is made by the Issuing Lender shall bear interest until payment in full (whether before or after judgment) at the rate specified in (S)8.3 hereof for overdue amounts. The responsibility of the Issuing Lender to the Borrower and the Lenders shall be only to determine that all documents (including each draft) required to be delivered under each Letter of Credit in connection with such presentment have been delivered and are in conformity in all material respects with such Letter of Credit.

          (S)3.4.  THE UNIFORM CUSTOMS AND PRACTICE; OBLIGATIONS ABSOLUTE.
                   ------------------------------------------------------

                   (a) The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), shall be binding on the Borrower and the Issuing Lender with respect to each Letter of Credit, except as otherwise provided in such Letter of Credit and except to the extent otherwise from time to time agreed to by the Borrower and the relevant Issuing Lender in writing. The Borrower assumes all risks of the acts or omissions of the beneficiary of the Letter of Credit with respect to the Letter of Credit.

                   (b) The Borrower's obligations under (S)3.2 and this (S)3.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, the Agents, the Lenders, or any beneficiary of any Letter of Credit. In furtherance of, and not in limitation of, the Issuing Lender's and the Managing Agent's rights and powers under the Uniform Customs, but subject to all other provisions of (S)(S)3.3 and 3.4, the Borrower further agrees with the Issuing Lender that the Issuing Lender shall not have any liability for and that the Borrower assumes all responsibility for: (i) the genuineness of any signature;
          (ii) the form, sufficiency, accuracy, genuineness, falsification or legal effect of any draft, certification or other document required by any Letter of Credit or the authority of the Person signing the same;
          (iii) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit if surrender is not an express condition of drawing thereunder; (iv) the good faith or acts of any Person other than the Issuing Lender and its agents and employees; (v) the existence, form, sufficiency or breach of or default under any agreement or instrument (other than the applicable Letter of Credit) of any nature whatsoever; (vi) any delay in giving or failure to give any notice, demand or protest on the part of any Issuing Lender; and
          (vii) any error, omission, delay in or non-delivery of any notice or other communication on the part of the Issuing Lender, however sent. The determination as to whether the conditions to drawing have been satisfied prior to the expiration of the applicable Letter of Credit and whether such other documents are in proper and sufficient form for compliance with such Letter of Credit shall be made by the Issuing Lender in its sole discretion, which determination shall be prima
                                                                      -----
          facie evidence of compliance. It is agreed that the Issuing Lender may
          -----
          honor, as complying with the terms of any Letter of Credit and this Agreement, any documents which appear on their face to be in accordance with the terms and conditions of such Letter of Credit, and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Issuing Lender under or in connection with any Letter of Credit or related instruments or documents, if in good faith and with due care and in conformity with such laws, regulations, usage of trade or commercial or banking customs as may be applicable, shall be binding upon the Borrower, shall not place the Issuing Lender under any liability to the Borrower, and shall not affect, impair or prevent the vesting of any of the Issuing Lender's rights or powers hereunder or the Borrower's obligation to make full reimbursement hereunder.

          (S)3.5.  RELIANCE BY ISSUING LENDER. To the extent not inconsistent
                   --------------------------
with (S)(S)3.3 and 3.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.

          (S)3.6.  LETTER OF CREDIT FEE. The Borrower shall pay a fee (the
                   --------------------
"Letter of Credit Fee") equal to the Applicable L/C Rate on the Maximum Drawing Amount to the Managing Agent for the account of the Lenders, to be shared pro
                                                                          ---
rata by the Lenders in accordance with their respective Commitment Percentages.
----
The Borrower shall also pay a fee (the "Issuance Fee") to the Issuing Lender, for its own account, equal to 0.07% per annum on the Maximum Drawing Amount of all Letters of Credit issued by such Issuing Lender, plus its customary administrative charges and such other fees as agreed between the Borrower and such Issuing Lender. The Letter of Credit Fee and the Issuance Fee shall be payable for the number of days each Letter of Credit is outstanding, and shall be payable quarterly in arrears on the last day of each calendar quarter for the quarter then ended, and on the Maturity Date.

          (S)3.7.  REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally
                   ------------------------------------
agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to reimburse the Issuing Lender on demand for its Commitment Percentage of the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to (S)3.2 (such agreement by a Lender being called herein the "Letter of Credit Participation" of such Lender). Each such payment made by a Lender shall be treated as the purchase by the Lender of a participating interest in the Borrower's Reimbursement Obligation under (S)3.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to (S)3.3. Each Lender agrees that its obligation to reimburse the Issuing Lender pursuant to this (S)3.7 shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Lender or the Managing Agent.

          (S)3.8.  NOTICE REGARDING LETTERS OF CREDIT. One (1) Business Day
                   ----------------------------------
prior to the issuance of any Letter of Credit or amendments or extensions or renewals thereof, the Issuing Lender shall notify the Managing Agent of the terms of such Letter of Credit, amendment or extension or renewal. On the day of any drawing under any Letter of Credit, the Issuing Lender shall notify the Managing Agent of such drawing under any Letter of Credit. The Managing Agent will promptly notify each of the Lenders of any Letter of Credit issued hereunder and will provide a quarterly summary of all outstanding Letters of Credit to each of the Lenders.

          (S)4. COMPETITIVE BID LOANS.
                ---------------------

          (S)4.1.  THE COMPETITIVE BID OPTION. In addition to the Loans made
                   --------------------------
pursuant to (S)2 and (S)5 hereof, the Borrower may request Competitive Bid Loans pursuant to the terms of this (S)4. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this (S)4. Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the lesser of (i) $100,000,000 or (ii) the Multicurrency Commitment minus
                                                                           -----
(a) the aggregate outstanding principal amount of Multicurrency Loans and Swing Line Loans, and (b) the Maximum Drawing Amount.

          (S)4.2.  COMPETITIVE BID LOAN ACCOUNTS: COMPETITIVE BID NOTES.
                   ----------------------------------------------------

                    (a) The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable Competitive Bid Rate accrued thereon, shall be evidenced by this Agreement and by individual loan accounts (the "Competitive Bid Loan Accounts" and individually, a "Competitive Bid Loan Account") maintained by the Managing Agent on its books for each of the Lenders, it being the intention of the parties hereto that, except as provided for in paragraph (b) of this (S)4.2, the Borrower's obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes.

                    (b) Any Lender may at any time, and from time to time, request that any Competitive Bid Loans outstanding to such Lender be evidenced by a promissory note of the Borrower in substantially the form of EXHIBIT G hereto (each, a "Competitive Bid Note"), dated as of the Closing Date and completed with appropriate insertions. One Competitive Bid Note shall be payable to the order of each Lender in an amount equal to $100,000,000, and representing the obligation of the Borrower to pay such Lender such principal amount or, if less, the outstanding principal amount of any and all Competitive Bid Loans made by such Lender, plus interest at the applicable Competitive Bid Rate or the LIBOR Rate plus the Competitive Bid Margin accrued thereon, as set forth herein. Upon execution and delivery by the Borrower of a Competitive Bid Note, the Borrower's obligation to repay any and all Competitive

          Bid Loans made by such Lender, plus interest at the applicable Competitive Bid Rate or the LIBOR Rate plus the Competitive Bid Margin accrued thereon, as set forth herein. Upon execution and delivery by the Borrower of a Competitive Bid Note, the Borrower's obligation to repay any and all Competitive Bid Loans made to it by such Lender and all interest thereon shall thereafter be evidenced by such Competitive Bid Note.

               (c) The Borrower irrevocably authorizes (i) each Lender to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Lender's Competitive Bid Note, if applicable, and
          (ii) the Managing Agent to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Lender's Competitive Bid Loan Account, if applicable, an appropriate notation on such Lender's records or on the schedule attached to such Lender's Competitive Bid Note or a continuation of such schedule attached thereto, or the Managing Agent's records, as applicable, reflecting the making of the Competitive Bid Loan or the receipt of such payment (as the case may
          be) and such Lender may, prior to any transfer of a Competitive Bid Note, endorse on the reverse side thereof the outstanding principal amount of Competitive Bid Loans evidenced thereby. The outstanding amount of the Competitive Bid Loans set forth on such Lender's record or the Managing Agent's records, as applicable, shall be prima facie
                                                                   ----- -----
          evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

     (S)4.3. COMPETITIVE BID QUOTE REQUEST; INVITATION FOR COMPETITIVE BID
             -------------------------------------------------------------
QUOTES.
------
               (a) When the Borrower wishes to request offers to make Competitive Bid Loans under this (S)4, it shall transmit to the Managing Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of EXHIBIT H hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (Boston time) (x) five (5) Eurocurrency Business Days prior to the requested Drawdown Date in the case of a LIBOR Competitive Bid Loan or (y) one
          (1) Business Day prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan, specifying:

                    (i) the requested Drawdown Date (which must be a
               Eurocurrency Business Day in the case of a LIBOR Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid
               Loan);

                    (ii) the aggregate amount of such Competitive Bid Loans,
               which shall be $10,000,000 or greater integral multiple of $1,000,000;

                    (iii) the duration of the Interest Period(s) applicable
               thereto, subject to the provisions of the definition of Interest Period; and

                    (iv) whether the Competitive Bid Quotes requested are for
               LIBOR Competitive Bid Loans or Absolute Competitive Bid Loans.

          The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.
          No new Competitive Bid Quote Request shall be given until the Borrower has notified the Managing Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

               (b) Promptly upon receipt of a Competitive Bid Quote Request, the Managing Agent shall send to the Lenders by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT I hereto (an "Invitation for Competitive Bid Quotes"), which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes in accordance with this (S)4.

     (S)4.4. ALTERNATIVE MANNER OF PROCEDURE.  If, after receipt by the Managing
             -------------------------------
Agent and each of the Lenders of a Competitive Bid Quote Request from the Borrower in accordance with (S)4.3, the Managing Agent or any Lender shall be unable to complete any procedure of the auction process described in (S)(S)4.5 through 4.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

     (S)4.5. SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.
              -------------------------------------------------

          (a) Each Lender may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this (S)4.5 and must be submitted to the Managing Agent by telex or facsimile transmission at its offices as specified in or pursuant to (S)24 not later than (x) 2:00 p.m. (Boston time) on the fourth Eurocurrency Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or (y) 10:00 a.m. (Boston time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, provided that Competitive Bid Quotes may be
                                    --------
     submitted by the Managing Agent in its capacity as a Lender only if it submits its Competitive Bid Quote to the Borrower not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of (S)(S)13 and 14 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Managing Agent given on the instructions of the Borrower.

          (b) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT J hereto and shall in any case specify:

               (i)  the proposed Drawdown Date;

               (ii) the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Multicurrency Commitment of the quoting Lender,
          (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

               (iii) the Interest Period(s) for which Competitive Bid Quotes are being submitted;

                     (iv) in the case of a LIBOR Competitive Bid Loan, the
               margin above or below the applicable LIBOR Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage

               (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such LIBOR Rate;

                     (v) in the case of an Absolute Competitive Bid Loan, the
               rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Absolute Competitive Bid Loan; and

                     (vi) the identity of the quoting Lender.

          A Competitive Bid Quote may include up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

          (c)  Any Competitive Bid Quote shall be disregarded if it:

                     (i) is not substantially in the form of EXHIBIT J hereto;

                     (ii) contains qualifying, conditional or similar language;

                     (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                     (iv) arrives after the time set forth in (S)4.5(a) hereof.

     (S)4.6. NOTICE TO BORROWER.  The Managing Agent shall promptly notify the
             ------------------
Borrower of the terms (x) of any Competitive Bid Quote submitted by a Lender that is in accordance with (S)4.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Managing Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Managing Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Lenders submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

     (S)4.7. ACCEPTANCE AND NOTICE BY BORROWER AND MANAGING AGENT.  Not later
             ----------------------------------------------------
than 11:00 a.m. (Boston time) on (x) the third Eurocurrency Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or
(y) the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Borrower shall notify the Managing Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of EXHIBIT K hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and

          (iii) the Borrower may not accept any offer that is described in subsection 4.5(c) or that otherwise fails to comply with the requirements of this Agreement.

     The Managing Agent shall promptly notify each Lender which submitted a Competitive Bid Quote of the Borrower's acceptance or non-acceptance thereof.
At the request of any Lender which submitted a Competitive Bid Quote and with the consent of the Borrower, the Managing Agent will promptly notify all Lenders which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

     (S)4.8. ALLOCATION BY MANAGING AGENT.  If offers are made by two or more
             ----------------------------
Lenders with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Managing Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Managing Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Managing Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

     (S)4.9. FUNDING OF COMPETITIVE BID LOANS.  If, on or prior to the Drawdown
             --------------------------------
Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of (S)(S)13 and 14 hereof are satisfied, the Lender or Lenders whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Such Lender or Lenders will make such Competitive Bid Loans by crediting the Managing Agent for further credit to the Borrower's specified account with the Managing Agent, in immediately available funds not later than 1:00 p.m. (Boston time) on such Drawdown Date.

     (S)4.10. FUNDING LOSSES.  If, after acceptance of any Competitive Bid Quote
              --------------
Bid Quote pursuant to (S)4.7, the Borrower (i) fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Borrower shall indemnify the Lender making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such unborrowed Loans, including, without limitation compensation as provided in (S)8.12.

     (S)4.11. REPAYMENT OF COMPETITIVE BID LOANS; INTEREST.  The principal of
              --------------------------------------------
each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Managing Agent for the account of the relevant Lenders at or before 1:00 p.m. (Boston time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable Competitive Bid Rates. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable (a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date. Subject to the terms of this Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Maturity Date.

     (S)5. REVOLVING CREDIT LOANS.
           ----------------------

     (S)5.1. COMMITMENT TO LEND.
             ------------------

          (a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow and reborrow from time to time from the Closing Date until the Term Out Date, upon notice to the Managing Agent given in accordance with (S)5.3 hereof, such sums in Dollars as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment Percentage of the Revolving Credit Commitment. In no event shall (a) the aggregate principal outstanding balance of the Revolving Credit Loans (after giving effect to all amounts requested) exceed at any one time the Revolving Credit Commitment, or (b) any Lender be obligated to fund or maintain Revolving Credit Loans in excess of such Lender's Commitment Percentage of the Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage.

          (b) As of the Term Out Date, the Revolving Credit Commitment shall terminate, and the outstanding Revolving Credit Loans shall convert into the Term Loan in accordance with (S)6.1.

     (S)5.2. OPTIONAL REDUCTION OF REVOLVING CREDIT COMMITMENT.  The Borrower
             -------------------------------------------------
shall have the right at any time and from time to time on or before the Term Out Date upon five (5) Business Days' written notice given by an Authorized Officer of the Borrower to the Managing Agent (which shall then give prompt notice thereof to each of the Lenders) to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed or unutilized portion of the Revolving Credit Commitment, provided that the Borrower may not reduce the Revolving Credit Commitment to an amount less than the sum of the then outstanding Revolving Credit Loans. No reduction of the Revolving Credit Commitment hereunder shall be subject to reinstatement. Any reduction of the Revolving Credit Commitment pursuant to this (S)5.2 shall result in a corresponding reduction in the Total Commitment.

     (S)5.3. REQUESTS FOR REVOLVING CREDIT LOANS.  An Authorized Signatory of
             -----------------------------------
the Borrower shall give to the Managing Agent written notice in the form of EXHIBIT E (or telephonic notice confirmed by telecopy the same day in the form of EXHIBIT E) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") not later than (a) 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Advance, or (b) 2:00 p.m. (Boston time) three (3) Business Days prior to the Drawdown Date of any Eurocurrency Advance. The Managing Agent shall promptly notify the Lenders of such notice (but in no event later than 2:00 p.m. (Boston time) in the case of any request for a Base Rate Advance made on the proposed Drawdown Date of such Revolving Credit Loan). Each request for a Revolving Credit Loan hereunder shall be made in the minimum amount of $10,000,000 or a greater integral multiple of $1,000,000, and shall be irrevocable and binding on the Borrower.

     (S)5.4. OPTION TO EXTEND THE TERM OUT DATE.  The Revolving Credit
             ----------------------------------
Commitment shall terminate on the initial Term Out Date of October 19, 1998, provided, however, that the initial Term Out Date may be extended for an additional 364 days to a final Term Out Date of October 18, 1999, as provided in this (S)5.4, upon the written request of the Borrower and subject to the written consent of all of the Lenders. Such written request shall be given by the Borrower to the Managing Agent no later than August 19, 1998 (two (2) months prior to the initial Term Out Date). If on or prior to September 19, 1998 all of the Lenders consent to such extension by written notice to the Managing Agent, the Revolving Credit Commitment and Term Out Date automatically shall, on the initial Term Out Date, be extended to October 18, 1999. If on or prior to September 19, 1998, any Lender shall have objected to such requested extension by written notice to the Managing Agent or shall not have delivered written notice to the Managing Agent consenting to such requested extension, then the Borrower or the Managing Agent may, on or prior to the initial Term Out Date, replace or payout such Lender in accordance with (S)8.15.

     (S)6. THE TERM LOAN.
           -------------

     (S)6.1. CONVERSION OF OUTSTANDING REVOLVING CREDIT LOANS INTO THE TERM
             --------------------------------------------------------------
LOAN.  On the Term Out Date, subject to the terms and conditions contained
----
herein, the outstanding Revolving Credit Loans shall automatically convert into the Term Loan. The Term Loan shall be in the aggregate principal amount equal to the outstanding Revolving Credit Loans on the Term Out Date. The portion of the Term Loan owing to each Lender shall be equal to the portion of the outstanding Revolving Credit Loans owing to such Lender on the Term Out Date.

     (S)6.2. THE TERM NOTES.  The Term Loan shall be evidenced by separate
             --------------
promissory notes of the Borrower in substantially the form of EXHIBIT L hereto (each a "Term Note"), each dated as of the Term Out Date and completed with appropriate insertions. Each Term Note shall have been duly and properly authorized and executed by the Borrower and shall have been delivered by the Borrower to the Lenders as of the Term Out Date. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans outstanding on the Term Out Date which have been converted into the Term Loan, and shall represent the obligation of the Borrower to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon as set forth below. The

Borrower irrevocably authorizes each Lender to make or cause to be made an appropriate notation on such Lender's Term Note record reflecting the original principal amount of such Term Loan and, at or about the time of such Lender's receipt of any payment of principal on such Lender's Term Note, an appropriate notation on such Lender's Term Note reflecting such payment. The outstanding amount of the Term Loan set forth on such Lender's Term Note record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note record shall not limit, increase, or otherwise affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal or interest on any Term Note when due.

     (S)6.3. SCHEDULED REPAYMENTS.  The Borrower promises to pay to the Managing
             --------------------
Agent for the account of the Lenders the principal amount of the Term Loan in
(a) fifteen (15) equal quarterly installments, commencing on December 31, 1998, each equal to 1/15th of the principal balance of the Revolving Credit Loans outstanding on the initial Term Out Date or (b) eleven (11) equal quarterly installments, commencing on December 31, 1999, each equal to 1/11th of the principal balance of the Revolving Credit Loans outstanding on the Term Out Date if the Term Out Date is extended pursuant to (S)5.4, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan, if any, plus interest thereon.

     (S)6.4. ELECTION OF EUROCURRENCY RATE; NOTICE OF ELECTION.
             -------------------------------------------------

          (a) With respect to the Term Loan, at the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Advance or a portion thereof to a Eurocurrency Advance denominated in Dollars, and, (ii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Advance as such, provided that the Borrower gives timely notice to the Managing Agent pursuant to (S)6.4(b) hereof. Upon determining any Eurocurrency Rate, the Managing Agent shall forthwith provide notice thereof to the Borrower and the Lenders, and each such notice to the Borrower and the Lenders shall be considered prima facie correct and binding, absent manifest error.

          (b) With respect to the Term Loan, three (3) Business Days prior to the conversion of any Base Rate Advance to a Eurocurrency Advance, or, in the case of an outstanding Eurocurrency Advance, the expiration date of the applicable Interest Period, an Authorized Signatory of the Borrower shall give written, telex or telecopy notice received by the Managing Agent not later than 2:00 P.M. (Boston time) of the Borrower's election pursuant to (S)6.4(a) hereof. Each such notice delivered to the Managing Agent shall specify the aggregate principal amount of the Term Loan to be maintained as or converted to Eurocurrency Advances and the requested duration of the Interest Period that will be applicable to such Eurocurrency Advance, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Managing Agent notice of the Borrower's election hereunder together with all of the other information required by this (S)6.4(b) with respect to any portion of the Term Loan, whether at the end of an Interest Period or otherwise, such portion of the Term Loan shall be deemed to be a Base Rate Advance.

     (S)7. PROVISIONS RELATING TO THE MULTICURRENCY LOANS AND REVOLVING CREDIT
           -------------------------------------------------------------------
LOANS.
-----

     (S)7.1. THE NOTES.  The Multicurrency Loans and the Revolving Credit Loans
             ---------
shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (each a "Multicurrency Note") and EXHIBIT D hereto (each a "Revolving Credit Note") each dated as of the Closing Date and completed with appropriate insertions. One Multicurrency Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Multicurrency Commitment, and shall represent the obligation of the Borrower to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon as set forth below. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Revolving Credit Commitment, and shall represent the obligation of the Borrower to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Multicurrency Loan or Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Multicurrency Note or Revolving Credit Note, an appropriate notation on such Lender's Multicurrency Note record or Revolving Credit Note record, as the case may be, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Multicurrency Loans or Revolving Credit Loans set forth on such Lender's Multicurrency Note record or Revolving Credit Note record, as the case may be, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Multicurrency Note record or Revolving Credit Note record shall not limit, increase, or otherwise affect the obligations of the Borrower hereunder or under any Multicurrency Note or Revolving Credit Note to make payments of principal or interest on any Multicurrency Loans or Revolving Credit Loans advanced to the Borrower and evidenced by such Multicurrency Note or Revolving Credit Note when due. As of the Closing Date, all notes held by the Prior Lenders pursuant to the Prior Credit Agreement shall be deemed to be cancelled, and the Prior Lenders shall promptly return such cancelled notes to the Borrower.

     (S)7.2. FUNDS FOR REVOLVING CREDIT LOANS AND MULTICURRENCY LOANS.
             --------------------------------------------------------

          (a) Not later than 4:30 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan or any Multicurrency Loan, each of the Lenders will make available to the Managing Agent, at the Managing Agent's Head Office (in the case of advances in Dollars) or to the Nassau Branch (in the case of advances in Optional Currencies), in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loan in the specified currency. Upon receipt from each Lender of such amount, and upon receipt of the documents required by (S)(S)13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Managing Agent or the Nassau Branch, as appropriate, will make available to the Borrower the aggregate amount of such Loan made available to the Managing Agent or the Nassau Branch by the Lenders. The failure or refusal of any Lender to make available at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Managing Agent or the Nassau Branch, as the case may be, the amount of such other Lender's Commitment Percentage of any requested Loan.

          (b) In the absence of written notice to the contrary received by the Managing Agent one (1) Business Day prior to the time the relevant Loan was requested pursuant to (S)2.3 or (S)5.3 hereof, the Managing Agent or the Nassau Branch, as appropriate, may assume that each of the Lenders has made available its ratable portion of the Loans in accordance with (S)2.1 or (S)5.1, as applicable, and the Managing Agent or the Nassau Branch, as applicable, may (but it shall not be required to), in reliance upon such assumption, make available on the relevant Drawdown Date a corresponding amount to the Borrower. If any Lender does not make available to the Managing Agent or the Nassau Branch its Commitment Percentage of the Loans on such Drawdown Date, such Lender shall pay to the Managing Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Managing Agent for federal funds acquired by the Managing Agent during each day included in such period, times (ii) the
                                                            -----
amount of such Lender's Commitment Percentage of such Loans, times (iii) a
                                                             -----
fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Managing Agent, and the denominator of which is 360. A statement of the Managing Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Managing Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Managing Agent or the Nassau Branch, as appropriate, by such Lender within three (3) Business Days following such Drawdown Date, the Managing Agent shall be entitled to recover such amount from the Borrower on demand (but only after demand for payment has first been made to such Lender), with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date, for each day from the date the Managing Agent shall make such amount available to the Borrower until the date such amount is paid or prepaid to the Managing Agent or the Nassau Branch, as the case may be.

     (S)7.3. ELECTION OF EUROCURRENCY RATE; NOTICE OF ELECTION.
             -------------------------------------------------

          (a) With respect to the Multicurrency Loans and the Revolving Credit Loans, at the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Advance or a portion thereof to a Eurocurrency Advance, (ii) at the time of any request for a Multicurrency Loan or Revolving Credit Loan, specify that such requested Multicurrency Loan or Revolving Credit Loan shall be a Eurocurrency Advance, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Advance as such, provided that the Borrower gives timely notice to the Managing Agent pursuant to (S)7.3(b) hereof. Upon determining any Eurocurrency Rate, the Managing Agent shall forthwith provide notice thereof to the Borrower and the Lenders, and each such notice to the Borrower and the Lenders shall be considered prima facie correct and binding, absent manifest error.

          (b) With respect to the Multicurrency Loans and the Revolving Credit Loans, three (3) Business Days prior to the making of any Multicurrency Loan or Revolving Credit Loan which is to be a Eurocurrency Advance, or the conversion of any Base Rate Advance to a Eurocurrency Advance, or, in the case of an outstanding Eurocurrency Advance, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or telecopy notice received by the Managing Agent not later than 2:00 p.m. (Boston time) of its election pursuant to (S)7.3(a) hereof. Each such notice delivered to the Managing Agent shall specify the aggregate principal amount of the Multicurrency Loans or Revolving Credit Loans to be borrowed or maintained as or converted to Eurocurrency Advances and the requested duration of the Interest Period that will be applicable to such Eurocurrency Advance, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Managing Agent notice of its election hereunder together with all of the other information required by this (S)7.3(b) with respect to any Multicurrency Loan or Revolving Credit Loan, whether at the end of an Interest Period or otherwise, such Multicurrency Loan or Revolving Credit Loan shall be deemed to be a Base Rate Advance.

     (S)7.4. FACILITY FEE.  The Borrower agrees to pay to the Managing Agent for
             ------------
the account of the Lenders a fee (the "Facility Fee") equal to (a) the Applicable Facility Rate for the Multicurrency Loans multiplied by the sum of
(i) the Dollar Equivalent of the aggregate outstanding principal amount of Multicurrency Loans, Competitive Bid Loans, Swing Line Loans and Reimbursement Obligations plus the Maximum Drawing Amount and (ii) the unused portion, if any, of the Multicurrency Commitment, plus (b) the Applicable Facility Rate for the Revolving Credit Loans multiplied by the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans or the Term Loan, as the case may be, and (ii) the unused portion, if any, of the Revolving Credit Commitment. The Facility Fee shall be payable for the period from (and including) the Closing Date to (but excluding) the Maturity Date or, if earlier, the date on which the Total Commitment has been terminated in full and all outstanding amounts referred to in clauses (a) and (b) of the preceding sentence have been paid in full (the "Termination Date"). The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, with payments commencing on January 1, 1998, and on the Termination Date. The Facility Fee shall be distributed pro rata among the Lenders in accordance with each Lender's Commitment Percentage.

     (S)8. PROVISIONS RELATING TO ALL LOANS.
           --------------------------------

     (S)8.1. INTEREST ON LOANS. The outstanding principal amount of the Loans
             -----------------
(other than Competitive Bid Loans) shall bear interest at the rate per annum equal to the Base Rate plus the Applicable Margin, or, at the Borrower's option as provided in (S)6.4 and (S)7.3 hereof, at the Eurocurrency Rate plus the Applicable Margin. Interest with respect to the Loans shall be payable (i) quarterly in arrears on the last Business Day of each fiscal quarter of each year on Base Rate Advances, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the day of the third month following the beginning of such Interest Period which corresponds to the day on which such Interest Period began on Eurocurrency Advances, (iii) on any prepayment date with respect to accrued interest on amounts prepaid, and (iv) on the Maturity Date and on any date on which any amounts owing under any of the Loan Documents are declared immediately due and payable for all Loans. Subject to the provisions of (S)18.10 hereof, interest payments received by the Managing Agent with respect to the Loans (other than the Swing Line Loans and Competitive Bid Loans) shall be shared among the Lenders pro rata in accordance with the outstanding principal amount of all such Loans made by each Lender to the Borrower.

     (S)8.2. MATURITY OF THE LOANS.  Subject to the terms of (S)6.3 with respect
             ---------------------
to scheduled installments on the Term Loan, the Loans shall be due and payable on the Maturity Date or on such earlier date on which such Loans become due and payable pursuant to (S)15 hereof. The Borrower promises to pay on the Maturity Date or on such earlier date on which the Loans become due and payable all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     (S)8.3. INTEREST ON OVERDUE AMOUNTS.  Except as otherwise limited by (S)8.4
             ---------------------------
hereof, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (including fees) shall bear interest compounded monthly and payable on demand at a rate per annum equal to the rate of two (2) percentage points above the Base Rate until such amount shall be paid in full (after as well as before judgment).

     (S)8.4. INTEREST LIMITATION.  Notwithstanding any other term of this
             -------------------
Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, any Note, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     (S)8.5. OPTIONAL REPAYMENTS.  The Borrower shall have the right, at the
             -------------------
Borrower's election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium (other than the obligation to reimburse the Lenders and the Agents pursuant to (S)8.12 hereof). The Borrower shall give notice to the Managing Agent, no later than 2:00 p.m., Boston time,
(a) one day prior to the proposed repayment date of any Base Rate Advances, and
(b) three (3) Eurocurrency Business Days prior to the proposed repayment date of Eurocurrency Advances, in each case specifying the proposed date of repayment of Loans, whether such prepayment is to be applied to the Multicurrency Loans, the Revolving Credit Loans, or the Term Loan, and the principal amount to be repaid. Each such partial repayment of the Loans shall be $500,000 or a greater integral multiple of $100,000, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of repayment. Unless the Borrower elects to repay the total aggregate outstanding amount of the Loans, the Borrower may not elect to make any repayments which would reduce the total aggregate outstanding amount of the Revolving Credit Loans or the Multicurrency Loans (calculated at their Dollar Equivalent) to an amount less than $500,000. Any optional prepayment of principal of the Term Loan shall be applied against the scheduled installments of principal due in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed. Notwithstanding the foregoing, the Borrower may not prepay any Competitive Bid Loans.

     (S)8.6. MANDATORY REPAYMENTS.
             --------------------

          (a) If at any time the aggregate principal amount of the outstanding Loans plus the Maximum Drawing Amount (calculating all amounts denominated in any Optional Currency at their Dollar Equivalent) shall exceed the Total Commitment, whether as a result of fluctuations in currency exchange rates, by operation of (S)(S)2.2 or 5.2 or otherwise, the Borrower shall pay immediately upon demand made by the Managing Agent all amounts (calculated at the Dollar Equivalent) required in order to reduce such amount outstanding to the Total Commitment, and, if no Loans are then outstanding, shall deposit with the Managing Agent cash collateral in an amount equal to the amount by which the Maximum Drawing Amount (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent) exceeds the Total Commitment.

          (b) If at any time the aggregate principal amount of the outstanding Revolving Credit Loans shall exceed the Revolving Credit Commitment, whether by operation of (S)5.2 or otherwise, the Borrower shall pay immediately upon demand made by the Managing Agent all amounts required in order to reduce such amount outstanding to the Revolving Credit Commitment.

          (c) If at any time the Dollar Equivalent of the aggregate principal amount of the outstanding Multicurrency Loans, Competitive Bid Loans, and Swing Line Loans plus the Maximum Drawing Amount shall exceed the Multicurrency Commitment, whether as a result of currency exchange rates, by operation of (S)2.2 or otherwise, the Borrower shall pay immediately upon demand made by the Managing Agent all amounts (calculated at the Dollar Equivalent) required in order to reduce such amount outstanding to the Multicurrency Commitment, and, if no Loans are then outstanding and the Dollar Equivalent of the Maximum Drawing Amount exceeds by $100,000 or more the Multicurrency Commitment, the Borrower, shall deposit with the Managing Agent cash collateral in an amount equal to the amount by which the Dollar Equivalent of the Maximum Drawing Amount exceeds the Multicurrency Commitment.

     (S)8.7. APPLICATION OF REPAYMENTS.  All repayments of principal made
             -------------------------
pursuant to (S)8.6 shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Advances, then to the principal of Eurocurrency Advances. Each partial repayment shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective unpaid aggregate principal amount of each Lender's Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     (S)8.8. PAYMENTS.
             --------

          (a) All payments of principal and interest (i) on Loans denominated in Dollars, together with Facility Fees and any other amounts due hereunder, shall be made by the Borrower to the Managing Agent in immediately available funds in Dollars at the Managing Agent's Head Office or (ii) on Loans denominated in any Optional Currency shall be made in immediately available funds in such Optional Currency at the Nassau Branch's office. The Managing Agent shall be entitled to debit the Borrower's accounts with the Managing Agent or the Nassau Branch in the amount of each such payment when due in order to effect timely payment thereof. The Managing Agent will, promptly after its receipt thereof, transfer in immediately available funds, as applicable, to (1) each of the Lenders their pro rata portion of such payment in accordance with their respective Commitment Percentages in the case of payments with respect to Multicurrency Loans, Revolving Credit Loans, and Letters of Credit, (2) BKB in the case of payments with respect to Swing Line Loans, and (3) to the appropriate Lender(s) in the case of payments with respect to Competitive Bid Loans.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Managing Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Managing Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The provisions of this (S)8.8(b) shall survive repayment of the Obligations and termination of this Agreement.

          (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Managing Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments from the Borrower under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Managing Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Managing Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Managing Agent, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Borrower that it is not capable of receiving payments without any deduction or from the Borrower withholding of United States federal income tax.

     (S)8.9. COMPUTATIONS.  All computations of interest with respect to Base
             ------------
Base Rate Advances shall be based on a 365-day year and paid for the actual number of days elapsed. All other computations of interest, Facility Fees, Letter of Credit Fees, or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that any Interest Period for any Eurocurrency Advance or LIBOR Competitive Bid Loan which ends on a day that is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day. If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency in which the same is payable hereunder or under such order or judgment into another currency for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal, or (c) or enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between the rate of exchange used for such purpose to convert the sum in question from the first currency into such other currency and the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with such other currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

    (S)8.10. ADDITIONAL COSTS, ETC.  If any present or future applicable law,
             ---------------------
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the any Lender or any Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Lender or any Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, the Letters of Credit, the Loans (other than taxes imposed by any jurisdiction in which any Lender's or any Agent's head office is located and based upon or measured by the income or profits of such Lender or such Agent); or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal or of the interest on any Loans or any other amounts payable to any Lender or any Agent under this Agreement or the other Loan Documents; or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Lender or any Agent; or

          (d) impose on any Lender or any Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, or any class of loans or commitments of which any of the Loans, the Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment forms a part, and the result of any of the foregoing is

          (i) to increase the cost to any Lender or any Agent of making, funding, issuing, renewing, extending or maintaining the Loans, the Letters of Credit, the Letter of Credit Participations, the

          Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment;

          (ii) to reduce the amount of principal, interest or other amount payable to any Lender or any Agent hereunder on account of the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, the Letters of Credit, the Letter of Credit
          Participations, or the Loans;

          (iii) to require any Lender or any Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the any Lender or any Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or other sum (after such Lender or such Agent shall have allocated the same fairly and equitably among all customers of any class generally affected thereby). The provisions of this
(S)8.10 shall survive repayment of the Obligations and termination of this Agreement.

     (S)8.11. CAPITAL ADEQUACY.  If any present or future applicable law,
              ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any Agent, or any corporation controlling such Lender or such Agent, and such Lender or such Agent determines that the amount of capital required to be maintained by it is increased by or based upon such Lender's commitment to make, or maintenance of, Loans or Letter of Credit Participations hereunder, then such Lender or such Agent may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrower and such Lender or such Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender or such Agent in light of these circumstances. If the Borrower and such Lender or such Agent or any corporation controlling such Lender or such Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's or such Agent's reasonable determination, provide adequate compensation to such Lender or such Agent or any corporation controlling such Lender or such Agent, such amount to be considered prima facie correct and binding, absent manifest error. Such Lender or such Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. The provisions of this (S)8.11 shall survive repayment of the Obligations and termination of this Agreement.

     (S)8.12. EUROCURRENCY AND COMPETITIVE BID INDEMNITY.  The Borrower agrees
              ------------------------------------------
to indemnify each Lender and each Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits directly related to the circumstances described below) that such Lender or such Agent may sustain or incur as a consequence of a failure of the Borrower to satisfy any condition precedent to the making of any Loan or any default by the Borrower in making a borrowing or conversion or continuation after the Borrower has given (or is deemed to have given) notice pursuant to (S)2.3, (S)2.4,
(S)4.7, (S)5.3, (S)6.4, or (S)7.3 hereof, or the making of any payment of a Eurocurrency Advance or LIBOR Competitive Bid Loan or the making of or any conversion of any such Eurocurrency Advance to a Base Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain any such Eurocurrency Advance or Loans. The Lenders and the Agent shall deliver to the Borrower a certificate setting forth any amounts owing pursuant to this (S)8.12, such amounts to be considered prima facie correct and binding, absent manifest error. The provisions of this (S)8.12 shall survive repayment of the Obligations and termination of this Agreement.

     (S)8.13. ILLEGALITY; INABILITY TO DETERMINE EUROCURRENCY RATE.
              ----------------------------------------------------

     (a) Notwithstanding any other provision of this Agreement, if (i) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Lender or any Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for such Lender or such Agent to perform its obligations in respect of any Eurocurrency Advances, or (ii) if any Lender or any Agent shall reasonably determine with respect to Eurocurrency Advances that
(x) by reason of circumstances affecting any Eurocurrency interbank market, adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate which would otherwise be applicable during any Interest Period, or (y) deposits of Dollars or Optional Currencies, as applicable, in the relevant amount for the relevant Interest Period are not available to the Lenders or the Agents in any Eurocurrency interbank market, or (z) the Eurocurrency Rate does not or will not accurately reflect the cost to such Lender or such Agent of obtaining or maintaining the applicable Eurocurrency Advances during any Interest Period, then the Managing Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower).

     (b) With respect to Multicurrency Loans denominated in Dollars,
Revolving Credit Loans, and any portion of the Term Loan bearing interest by reference to the Eurocurrency Rate, upon such notification by the Managing Agent given in accordance with (S)8.13(a) hereof, the obligation of the Lenders to make Eurocurrency Advances available shall be suspended until the Lenders determine that such circumstances no longer exist, and the outstanding Eurocurrency Advances shall continue to bear interest at the applicable rate based on the Eurocurrency Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Advances in equal principal amounts.

     (c) With respect to Multicurrency Loans denominated in an Optional Currency requested to be made, maintained, or converted while the circumstances described in (S)8.13(a) are continuing, upon such notification by the Managing Agent given in accordance with (S)8.13(a) hereof, the Managing Agent shall substitute a one-month Interest Period for the Interest Period requested by the Borrower, and shall calculate interest on the principal amount of such Multicurrency Loan by substituting for the Multicurrency Rate the rate per annum determined by the Managing Agent in consultation with the Lenders to be that which fairly expresses as a percentage per annum the cost to the Lenders (acting in good faith in consideration of all relevant factors, including, but not limited to, the minimization of such costs where feasible) of funding such principal amount in the requested Optional Currency during such alternative Interest Period, as certified by the Managing Agent to the Borrower and the Lenders upon determination thereof. Upon receipt of notice of such alternative interest rate, the Borrower may refuse to accept such Multicurrency Loan. The Borrower shall, forthwith on demand, indemnify each Lender against any liability in respect of funds contracted for or otherwise acquired which such Lender incurs as a consequence of the Borrower's refusal to borrow any Multicurrency Loan pursuant to the provisions of this (S)8.13(c). Subject to the terms and conditions of the previous sentence, the Borrower may request that such Multicurrency Loan be denominated in Dollars or in an Optional Currency not affected by the circumstances described in (S)8.13(a).

     (S)8.14. REASONABLE EFFORTS TO MITIGATE.  Each Lender agrees that as
              ------------------------------
promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under
(S)(S)8.10, 8.11 or 8.13, such Lender will give notice thereof to the Borrower, with a copy to the Managing Agent and, to the extent so requested by the Borrower and not inconsistent with such Lender's internal policies, such Lender shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Lender in its sole discretion, the taking such actions would not adversely affect such Loans or such Lender or otherwise be disadvantageous to such Lender.

     (S)8.15. REPLACEMENT OF LENDERS.  If any Lender (an "Affected Lender") (i)
              ----------------------
makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to (S)(S)8.10 or 8.11, (ii) is unable to make or maintain Eurocurrency Advances as a result of a condition described in (S)8.13, (iii) does not agree to extend the Term Out Date pursuant to the Borrower's request under (S)5.4, or (iv) defaults in its obligation to make Loans or to participate in Letters of Credit in accordance with the terms of this Agreement, the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing (S)8.13 to be applicable), or default, or upon the Borrower's or Managing Agent's knowledge of a Lender's non-consent to a requested extension of the Term Out Date, as the case may be, by notice in writing to the Managing Agent and such Affected Lender (a "Replacement Notice")
(A) obtain a replacement bank satisfactory to the Managing Agent and the Borrower (the "Replacement Lender"); (B) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment, and to participate in Letters of Credit as provided herein, but none of such Lenders shall be under an obligation to do so; (C) designate a Replacement Lender reasonably satisfactory to the Managing Agent; or (D) remove the Affected Lender from the syndication group by repaying in full the Affected Lender's outstanding Loans (with accrued interest thereon), cash collateralizing any outstanding Letters of Credit issued by such Lender, and paying any fees owing to such Lender at such time, whereupon the Total Commitment shall be correspondingly reduced and the Lender's Commitment Percentages shall be correspondingly adjusted. If any satisfactory Replacement Lender shall be obtained, and/or any of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, and to participate in Letters of

Credit then such Affected Lender shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with (S)22, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that
(x) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and
(y) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under (S)(S)8.10, 8.11 and
8.12. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

     (S)8.16. RESENTATIONS AND WARRANTIES UPON LOAN REQUEST.  Each request for
              ---------------------------------------------
Loans or for the issuance, extension or renewal of a Letter of Credit hereunder shall constitute a representation by the Borrower that the conditions set forth in (S)(S)13 and 14 hereof, as the case may be, have been satisfied on the date of such request and will continue to be satisfied on the Drawdown Date of such Loan or the date of issuance, extension or renewal of the Letter of Credit. Each of the representations and warranties made by or on behalf of the Borrower to the Agents and the Lenders in this Agreement or any other Loan Document or any statement, instrument, document, or certificate delivered in connection therewith shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the Borrower on and as of the date of the submission of any Loan Request, Competitive Bid Quote Request or request for a Letter of Credit or an extension or renewal thereof and on and as of the Drawdown Date of any Loan or the date of issuance, extension, or renewal of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, and changes occurring in the ordinary course of business or disclosed in the financial statements and other information delivered to the Lenders pursuant to (S)10.4 hereof that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties expressly relate solely to an earlier date).

     (S)8.17. LIMITATIONS ON INTEREST PERIODS.  Notwithstanding anything
              -------------------------------
contained herein to the contrary, the Borrower may not at any time select an Interest Period which would extend beyond the Maturity Date. The Borrower may not have more than twelve (12) different maturities of Eurocurrency Advances outstanding at any one time.

     (S)9. REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants
           ------------------------------
to the Lenders and the Agents as follows:

     (S)9.1. CORPORATE AUTHORITY.
             -------------------

          (a) INCORPORATION; GOOD STANDING.  The Borrower and each of its
              ----------------------------
     Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, except where a failure to have such power would not have a material adverse effect on the business, assets, or financial condition of the Borrower and its Subsidiaries taken as a whole, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

          (b) AUTHORIZATION.  The execution, delivery and performance of the
              -------------
     Loan Documents and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary corporate, partnership, membership, or other proceedings, (iii) do not materially conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower and its Subsidiaries taken as a whole, (iv) do not conflict with any provision of the corporate charter, bylaws, or other organizational documents of the Borrower or any agreement or other instrument binding upon the Borrower, and (v) will not create a lien on any properties of the Borrower.

          (c) ENFORCEABILITY.  The execution, delivery and performance of the
              --------------
     Loan Documents will result in valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (S)9.2. GOVERNMENTAL APPROVALS.  The execution, delivery and performance by
             ----------------------
the Borrower of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and which are in full force and effect.

     (S)9.3. TITLE TO PROPERTIES; LEASES.  The Borrower and its Subsidiaries own
             ---------------------------
all of their respective assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     (S)9.4. FINANCIAL STATEMENTS; SOLVENCY.
             ------------------------------

          (a) There have been furnished to each of the Lenders a consolidated balance sheet of the Borrower dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by KPMG Peat Marwick, L.L.P. or by other independent certified public accountants satisfactory to the Managing Agent (the "Accountants"). There have also been furnished to each of the Lenders a consolidated unaudited balance sheet of the Borrower dated June 30, 1997. Such balance sheets and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such dates involving material amounts, known to the officers of the Borrower or its Subsidiaries not disclosed in said financial statements and the related notes thereto. Since the Balance Sheet Date, the Borrower and its Subsidiaries have not incurred any liabilities other than in the ordinary course of business or as permitted by (S)11.1 hereof.

          (b) The Borrower on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have at the time of any borrowing hereunder, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     (S)9.5. NO MATERIAL CHANGES, ETC.  Since the Balance Sheet Date, there have
             ------------------------
occurred no material adverse changes in the financial condition or business of the Borrower on a consolidated basis, as shown on or reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended, other than changes in the ordinary course of business or as described in the 10-Qs or 10-K of the Borrower filed with the United States Securities and Exchange Commission prior to the Closing Date (the "SEC Filings"), which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrower on a consolidated basis. Since the Balance Sheet Date, there has not been any Distribution by the Borrower except as permitted by (S)11.5 hereof.

     (S)9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC.  The Borrower and its
             ------------------------------------
Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits (including, but not limited to, environmental permits), and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except as would not have a material adverse effect on the business, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole.

     (S)9.7. LITIGATION.  There are no actions, suits, proceedings or
             ----------
investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties or business of the Borrower and its Subsidiaries taken as a whole, or materially impair the right of the Borrower and its Subsidiaries taken as a whole to carry on business substantially as now conducted, or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     (S)9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC.  The Borrower and its
             ------------------------------------
Subsidiaries are not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower and its Subsidiaries are not party to any contract or agreement which in the judgment of the Borrower's officers has or is expected to have any materially adverse effect on the business of the Borrower and its Subsidiaries are not, except as otherwise reflected in adequate reserves.

     (S)9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.  The Borrower and its
             --------------------------------------------
Subsidiaries are not violating any provision of their charter documents or bylaws or any agreement or instrument to which they are or may be subject or by which they or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

     (S)9.10. TAX STATUS.  The Borrower and its Subsidiaries have made or filed
              ----------
all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that (a) the Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid taxes, and (b) the failure to so file would not have a material adverse effect on the financial condition, properties, or business of the Borrower and its Subsidiaries taken as a whole); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on the Borrower's or respective Subsidiary's books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

     (S)9.11. NO EVENT OF DEFAULT.  No Default or Event of Default has occurred
              -------------------
     and is continuing.

     (S)9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS.  Neither the Borrower
              -------------------------------------------
or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company," or an "affiliated company" or a "principal underwriter" of a

"registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (S)9.13. ABSENCE OF FINANCING STATEMENTS, ETC.  Except as permitted by
              ------------------------------------
(S)11.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower and its Subsidiaries or rights thereunder.

     (S)9.14. CERTAIN TRANSACTIONS.  Except as set forth in the SEC Filings, and
              --------------------
except as would not be considered material under the rules and regulations of the United States Securities and Exchange Commission, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or Subsidiary including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower and its Subsidiaries any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (S)9.15. EMPLOYEE BENEFIT PLANS.  Each of the Borrower and its Subsidiaries
              ----------------------
is in substantial compliance with all material provisions of ERISA, except to the extent that any failure so to be in compliance with any provisions of ERISA has not had and could not reasonably be expected to materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

     (S)9.16. USE OF PROCEEDS.
              ---------------

          (S)9.16.1. GENERAL.  The proceeds of the Loans may be used to
                     -------
refinance existing Indebtedness of the Borrower and its Subsidiaries and to pay fees and other transaction costs associated therewith, to finance acquisitions permitted hereunder, and for working capital and other general corporate purposes.

          (S)9.16.2. REGULATIONS U AND X.  No portion of any Loan is to be used,
                     -------------------
and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     (S)9.17. ENVIRONMENTAL COMPLIANCE.  Except with respect to any matters
              ------------------------
which would not be deemed to be material pursuant to the regulations of the United States Securities and Exchange Commission and for those matters which are set forth in the SEC Filings:

          (a) Neither the Borrower nor any of its Subsidiaries nor any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

          (b) Neither the Borrower nor any of its Subsidiaries has received written notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
     (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of them conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

     (S)9.18. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS.  The Borrower has
              ------------------------------------------
furnished each of the Lenders with copies, in each case true and complete as of the Closing Date, of (a) its charter and other incorporation and organizational documents (together with any amendments thereto) and (b) its by-laws (together with any amendments thereto).

     (S)10. AFFIRMATIVE COVENANTS OF THE BORROWER.  The Borrower covenants and
            -------------------------------------
agrees that, so long as any Loan, any Letter of Credit, any Reimbursement Obligation, or any Note is outstanding or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor any Letters of Credit hereunder:

     (S)10.1 PUNCTUAL PAYMENT.  The Borrower will duly and punctually pay or
             ----------------
cause to be paid the principal and interest on the Loans, all

Reimbursement Obligations, and all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     (S)10.2.  MAINTENANCE OF U.S. OFFICE. The Borrower will, maintain its chief
               --------------------------
executive offices at Palm Desert, California, or at such other place in the United States of America as the Borrower shall designate upon 30 days' prior written notice to the Managing Agent.

     (S)10.3.  RECORDS AND ACCOUNTS. The Borrower will and will cause each of
               --------------------
its Subsidiaries to (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities, and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of their properties, all other contingencies, and all other proper reserves in accordance with GAAP or as required by applicable regulatory authorities.

     (S)10.4.  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower
               --------------------------------------------------
will deliver to each of the Lenders:

               (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as at the end of such year, consolidated income statement, and consolidated statement of cash flows, each setting forth in comparative form the amounts for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by the Accountants;

               (b) as soon as practicable, but in any event not later than (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, and (ii) 90 days after the end of the last fiscal quarter of each fiscal year, copies of the unaudited consolidated balance sheet, income statement and statement of cash flows of the Borrower as at the end of such quarter and for the fiscal year to date, comparing actual results with corresponding figures for the same period in the preceding fiscal year, subject to year end audit adjustments, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower ("CFO") that such financial statements have been prepared in accordance with GAAP, are complete and correct in all material respects, and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject to normal year-end audit adjustments, provided that the Borrower shall also provide a break-out of financial information on the Unrestricted Subsidiaries, prepared by the CFO, in the form requested by the Managing Agent;

               (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, (i) a statement in the form of EXHIBIT M hereto (the "Compliance Certificate") certified by the CFO that the Borrower and its Subsidiaries are in compliance with the covenants contained in (S)(S)10, 11, and 12 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrower or any of its Subsidiaries shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Borrower and its Subsidiaries propose to take with respect thereto; (ii) a backlog report in the form of EXHIBIT N hereto; and (iii) a break-out of financial information on the Unrestricted Subsidiaries, prepared by the CFO, in the form requested by the Managing Agent;

               (d) promptly with the filing or mailing thereof, copies of all forms 8-K, 10-K, and 10-Q and any other material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower; and

               (e) from time to time such other financial data and information, including, without limitation, financial information relating to the Unrestricted Subsidiaries, or financial information and financial covenant calculations regarding the accounts of the Borrower, as any Agent or any Lender may reasonably request.

The Borrower hereby authorizes any Agent or any Lender to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that such Agent or such Lender shall, to the extent allowable under law, notify the Borrower at the time any such disclosure is made (except in the case of disclosures made in the course of bank regulatory reviews); and provided further that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by any Agent or any Lender of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     (S)10.5.  CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. Subject to the
               -------------------------------------------
provisions of (S)11.4 hereof, the Borrower will and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, corporate rights and franchises; effect and maintain their foreign qualifications, licensing, domestication or authorization, except as otherwise determined by their authorized officers or Boards of Directors in the exercise of their reasonable judgment; use their best efforts to comply with all Applicable Laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrower and its Subsidiaries, on a consolidated basis. The Borrower will and will cause its Subsidiaries to continue to engage primarily in the businesses now conducted by them and in related businesses.

     (S)10.6.  MAINTENANCE OF PROPERTIES. The Borrower will and will cause each
               -------------------------
of its Subsidiaries to cause all of their properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Subsidiaries may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any Subsidiary from taking any action different from that described in this (S)10.6 if, in the judgment of the Borrower or Subsidiary, such action is desirable in the conduct of its business and which does not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     (S)10.7.  INSURANCE. The Borrower will maintain on behalf of itself and its
               ---------
Subsidiaries with financially sound and reputable insurance companies, funds or underwriters the kinds of insurance usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, covering the risks and in the relative proportionate amounts usually carried by such companies, but in no event less than the amounts and coverages set forth in SCHEDULE 10.7 hereto.

     (S)10.8.  TAXES. The Borrower will and will cause each of its Subsidiaries
               -----
to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of the Borrower and its

Subsidiaries on a consolidated basis) imposed upon them and the Real Property, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Borrower and its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     (S)10.9.   INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS. The Borrower
                ----------------------------------------------
will and will cause its Subsidiaries to permit any Agent or any Lender or any of their designated representatives, to visit and inspect any of their properties, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times during normal working hours and intervals as any Agent or any Lender may reasonably request.

     (S)10.10.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. The
                -----------------------------------------------------
Borrower will and will cause each of its Subsidiaries to comply (i) in all material respects with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) with all applicable laws and regulations (including Environmental Laws), and decrees, orders and judgments ("Applicable Laws"), except where noncompliance with such agreements, instruments or Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole. If at any time while any Note, any Loan, or any Letter of Credit is outstanding or the Lenders have any obligation to make Loans or the Managing Agent or the Issuing Lender has any obligation to issue, extend, or renew Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Lenders with evidence thereof.

     (S)10.11.  FURTHER ASSURANCES. The Borrower will cooperate with the
                ------------------
Managing Agent and execute such further instruments and documents as the Managing Agent shall reasonably request to carry out to the satisfaction of the Managing Agent the transactions contemplated by this Agreement.

     (S)10.12.  NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrower shall
                ----------------------------------------
deliver to the Agents and the Lenders, within 30 days of receipt thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability would be material under the regulations of the United States Securities and Exchange Commission, together with a copy of each such notice received by the Borrower or any of its Subsidiaries.

     (S)10.13.  ENVIRONMENTAL INDEMNIFICATION. The Borrower covenants and agrees
                -----------------------------
that it will indemnify and hold the Agents and the Lenders and their respective Affiliates harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agents or the Lenders (including all costs of legal representation incurred by the Agents or the Lenders) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Loan Documents or the payment of the Loans and the Notes and shall inure to the benefit of the Agents, the Lenders and their successors and assigns, but shall not apply to any Release or offsite disposal of Hazardous Materials which was caused by the gross negligence or willful misconduct of the Agents or the Lenders or to any violations of Environmental Laws first commencing after foreclosure (other than with respect to the continuance of operations at the Real Property in substantial conformance with practices in effect at the time of such foreclosure). The provisions of this (S)10.13 shall survive repayment of the Obligations and termination of this Agreement.

     (S)10.14.  ACE OF CERTAIN EVENTS CONCERNING INSURANCE. The Borrower will
                ------------------------------------------
provide the Agents and the Lenders with written notice as to any cancellation or material change in any insurance of the Borrower or any of its Subsidiaries within ten (10) Business Days after the Borrower's or such Subsidiary's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

     (S)10.15.  NOTICE OF DEFAULT. The Borrower will promptly notify the Agents
                -----------------
and the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $5,000,000 as to which the Borrower is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Agents and the Lenders, describing the notice of action and the nature of the claimed default.

     (S)11.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees
                ------------------------------------------
that, so long as any Loan, any Reimbursement Obligation, any Note, or any Letter of Credit is outstanding, or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor Letters of Credit hereunder:

     (S)11.1.  RESTRICTIONS ON INDEBTEDNESS. The Borrower will not and will not
               ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Agents, the Issuing Lender, and the Lenders arising under this Agreement or the other Loan Documents;

          (b) Additional existing Indebtedness as listed on SCHEDULE 11.1(B), in the amounts and on the terms and conditions in effect as of the date hereof, and any extension, renewal or refinancing thereof on terms no less favorable than those in effect on the date hereof;

          (c) Indebtedness secured by liens of carriers, warehousemen, mechanics and materialmen permitted by (S)11.2(d);

          (d) Indebtedness of Subsidiaries of the Borrower owing to foreign affiliates of the Managing Agent for reimbursement obligations in respect of guaranties issued by such affiliates and backed by a Letter of Credit issued hereunder, in an aggregate principal amount not to exceed $10,000,000 (all amounts denominated in currencies other than Dollars being expressed at their Dollar Equivalent);

          (e) Indebtedness of any Unrestricted Subsidiary which is non-recourse to the Borrower and its other Subsidiaries (except that the capital stock of such Unrestricted Subsidiary may be pledged by the Borrower or other Subsidiary to secure such Indebtedness of such Unrestricted Subsidiary);

          (f) Unsecured Indebtedness of the Borrower, including commercial paper, which is pari passu to the Obligations as to right of payment and priority; provided that there does not exist a Default or Event of Default at the time of the incurrence of such Indebtedness and no Default or Event of Default would be created by incurrence of such Indebtedness; and

          (g) (1) Unsecured Indebtedness of the Borrower's Subsidiaries (including recourse Indebtedness of Unrestricted Subsidiaries) and (2) secured Indebtedness of the Borrower and its Subsidiaries (including recourse Indebtedness of Unrestricted Subsidiaries), provided that the aggregate amount of all such Indebtedness shall not exceed the greater of $100,000,000 or 5% of Consolidated Tangible Assets of the Borrower and its Subsidiaries.

     (S)11.2.  RESTRICTIONS ON LIENS. Neither the Borrower nor any of its
               ---------------------
Subsidiaries will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except the following (the "Permitted Liens"):

          (a) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies (i) in respect of obligations which are not overdue at the time of determination, or (ii) which are currently being contested in good faith by appropriate proceedings, if the Borrower shall have set aside on its books adequate reserves with respect thereto, if required, and if no proceedings have been commenced to foreclose any such lien.

          (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations.

          (c) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review, and in respect of which the Borrower has maintained reserves in an amount satisfactory to the Majority Lenders.

          (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Borrower (or any Subsidiary) in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the Borrower (or any Subsidiary) will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien.

          (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower or such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Subsidiary which defects do not individually or in the aggregate have a material adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis.

          (f)  Existing liens set forth in SCHEDULE 11.2(F).

          (g)  Liens securing Indebtedness permitted by (S)11.1(g)(2).

          (h) Liens securing Indebtedness of Unrestricted Subsidiaries permitted by (S)11.1(e), provided that such Liens are only on the capital stock or assets of such Unrestricted Subsidiaries.

     (S)11.3   RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor any of its
               ---------------------------
Subsidiaries (other than Unrestricted Subsidiaries) will make or permit to exist or to remain outstanding any Investment except the following:

          (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase;

          (b) Certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

          (c) Commercial paper issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated not less than "P-1" by Moody's Investors Service, Inc., or not less than "A-1" by Standard and Poor's Rating Group;

          (d) Investments existing on the date hereof by the Borrower or any Subsidiary in any other Subsidiary;

          (e) Additional Investments by the Borrower in new Subsidiaries permitted under (S)11.4; and

          (f) Other Investments in an aggregate amount not to exceed 10% of Consolidated Tangible Assets, provided that Investments in the Unrestricted Subsidiaries shall not exceed 5% of Consolidated Tangible Assets;

     provided further that the ability of the Borrower and its Subsidiaries to incur any Indebtedness in connection with any Investment permitted by this
(S)11.3 shall be governed by (S)11.1.

     (S)11.4.  MERGERS, CONSOLIDATIONS, SALES. Neither the Borrower nor any of
               ------------------------------
its Subsidiaries shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership, or joint venture interest in, any other Person except as otherwise provided in (S)11.3 or this
(S)11.4, or sell, transfer, convey or lease any assets or group of assets (except (i) sales of equipment and inventory in the ordinary course of business and (ii) any other sale or sale/leaseback of assets by the Borrower not to exceed an aggregate book value of five percent (5%) of Consolidated Total Assets immediately prior to such sale or sale and leaseback). The Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of, or partnership, membership, or joint venture interest in, or (in the case of any Subsidiary of the Borrower) may merge with any Person, provided that (a) in the event that the cash paid in connection with any such acquisition or series of related acquisitions exceeds $200,000,000, (including deferred payments and the amount of all Indebtedness, including, without limitation, any notes, or puts payable in cash with respect to any securities issued as consideration for any such transaction, or assumed in connection therewith), the Agents and the Lenders shall have been provided with pro forma financial statements reasonably satisfactory to the Managing Agent demonstrating that the Borrower is in current compliance with and, after giving effect to the proposed transaction (including any borrowings made or to be made in connection therewith), will continue to be in compliance through the Maturity Date with, all of the covenants in (S)11.1 and (S)12 hereof; (b) no Default or Event of Default exists, and the proposed transaction will not otherwise create a Default or an Event of Default hereunder; (c) the business to be acquired involves substantially the same lines, related lines, or supporting lines of business as the Borrower or its Subsidiaries are currently engaged in; (d) in the case of a merger, the surviving entity shall be a wholly-owned Subsidiary of the Borrower; (e) a copy of the purchase agreement, together with all financial statements received by the Borrower or its Subsidiaries for any Subsidiary to be acquired or created shall have been furnished to the Agents and the Lenders; and
(f) the acquisition shall have been approved by the board of directors of the corporation to be acquired prior to the commencement of (i) any tender offer for, or the acquisition by the Borrower or any of its Subsidiaries of, any shares of the corporation to be acquired, or (ii) any proxy solicitation of the shareholders of the corporation to be acquired. The Subsidiaries of the Borrower may merge, consolidate or combine with and into one another, provided that the resulting entity is a Subsidiary of the Borrower and no Default or Event of Default exists or would exist after giving effect to such merger.

     The Lenders are aware of the announced tender offer and takeover scheme by a Subsidiary of the Borrower for the ordinary shares (including the American Depositary Shares) of Memtec Limited (the "Memtec Acquisition").
Notwithstanding any other provisions of this Agreement, the Lenders hereby expressly consent to the Memtec Acquisition and agree that the Memtec Acquisition is a permitted transaction hereunder and that Loans made hereunder may be used for the purpose of lending to a Subsidiary of the Borrower for the purpose of purchasing ordinary shares and American Depositary Shares of Memtec Limited. Furthermore, the parties agree that without the further consent of the Lenders, (a) the structure of the Memtec Acquisition may be modified (including without limitation the scheme of arrangement) and (b) the terms of the Memtec Acquisition may be modified, including by increasing the price or changing the form of consideration from cash to stock or a combination of cash and stock, provided that updated pro
                                                  -------------
forma financial statements reflecting such changes are provided to the Lenders and provided further that (i) no Default or Event of Default has occurred and
    ----------------
is continuing under (S)15.1(a) or (b), or under (S)15.1(c) as it relates to
(S)12, (ii) no other Default or Event of Default has occurred and is continuing and with respect to which the Lenders have notified the Borrower that the Memtec Acquisition is no longer permitted, and (iii) no Default or Event of Default will be caused by the Memtec Acquisition.

     (S)11.5.  RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not,
               ----------------------------------------
and will cause each of its Subsidiaries not to, declare or pay any Distributions if a Default or Event of Default exists or would be created by the making of such Distribution, provided, however, that the following Distributions may be made at any time: (a) Distributions payable solely in common stock and (b) Distributions from a Subsidiary to the Borrower. The Borrower further agrees that neither the Borrower nor any Subsidiary will enter into any agreement restricting Distributions from any Subsidiary to the Borrower, other than existing restrictions in the debt instruments as in effect as of the Closing Date.

     (S)11.6.  EMPLOYEE BENEFIT PLANS. Neither the Borrower, any Subsidiary, nor
               ----------------------
any ERISA Affiliate will:

          (a)  engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency," as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived or otherwise permit any pension plan to be underfunded; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     If requested by the Managing Agent, the Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Managing Agent a copy of the most recent actuarial statement required to be submitted under (S)123(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and
(ii) promptly upon receipt or dispatch, furnish to the Agent and the Lenders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, or 4245 of ERISA.

     (S)11.7.  NEGATIVE PLEDGES. Neither the Borrower nor any of its
               ----------------
Subsidiaries will enter into or be a party to any agreement which prohibits the Borrower or its Subsidiaries from granting security interests in their assets.

     (S)12.    FINANCIAL COVENANTS. The Borrower agrees that, so long as any
               -------------------
Loan, any Note, any Reimbursement Obligation, or any Letter of Credit is outstanding or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor any Letters of Credit hereunder:

     (S)12.1.  LEVERAGE RATIO. As of the end of any fiscal quarter commencing
               --------------
with the fiscal quarter ending June 30, 1997, the ratio of (a) Funded Debt less cash and cash equivalents in excess of $10,000,000 to (b) EBITDA for the four quarters ending on such date (the "Leverage Ratio") shall not at any time exceed 3.25:1, provided, however, that if the Memtec Acquisition is consummated, the
        -----------------
Leverage Ratio shall not exceed (i) 4.25:1 for any period of four fiscal quarters ending during the first six months following the Memtec Acquisition (or until the Equity Conversion Date if earlier), and (ii) 3.75:1 for any period of four fiscal quarters ending during the remainder of the one-year period following the Memtec Acquisition.

     (S)12.2.  INTEREST COVERAGE RATIO. As of the end of any fiscal quarter
               -----------------------
commencing with the fiscal quarter ending June 30, 1997 the ratio of (a) EBIT for the four quarters ending on such date to (b) Consolidated Total Interest Expense for such period shall not be less than 3.50:1.

     (S)12.3.  DEBT TO CAPITAL RATIO. As at the end of any fiscal quarter
               ---------------------
commencing with the fiscal quarter ending June 30, 1997 the ratio of (a) Funded Debt to (b) Funded Debt plus total shareholders' equity (excluding any capital contributions from Unrestricted Subsidiaries, including net income earned by Unrestricted Subsidiaries, which is reflected in consolidated retained earnings) shall not exceed 55%.

     (S)13.    CLOSING CONDITIONS. Upon the Closing Date, all of the obligations
               ------------------
of the Borrower under or in respect of the Prior Credit Agreement (other than those obligations which by the express terms of the Prior Credit Agreement survive the repayment of the loans thereunder) shall be terminated and the Obligations shall be evidenced solely by the terms of this Agreement, the Notes and the other Loan Documents. The Lenders' obligations to make the Loans and the Managing Agent's and the Issuing Lender's obligations with respect to the issuance of the Letters of Credit provided for in this Agreement and otherwise to be bound by the terms provided for in this Agreement shall be subject to the satisfaction, prior to the Closing Date, of each of the following conditions:

     (S)13.1.  REPRESENTATIONS AND WARRANTIES. The representations and
               ------------------------------
warranties contained in (S)9 hereof and otherwise made by the Borrower in writing in connection with the transactions contemplated by this Agreement shall have been correct as of the date on which made and shall also be correct at and as of the date of the first Loan or issuance of the first Letter of Credit with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby which singly or in the aggregate are not materially adverse.

     (S)13.2.  PERFORMANCE; NO DEFAULT. The Borrower shall have performed and
               -----------------------
complied with all terms and conditions herein required to be performed or complied with by the Borrower prior to or at the time of the first Loan or issuance of the first Letter of Credit, and at the time of the first Loan or issuance of the first Letter of Credit, as certified by the chief financial officer of the Borrower, there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the first Loan or issuance of the first Letter of Credit.

     (S)13.3   CORPORATE ACTION. All corporate or other action necessary for the
               ----------------
valid execution, delivery and performance by the Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

     (S)13.4.  LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been
               -------------------
duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders.

     (S)13.5.  CERTIFIED COPIES OF CHARTER DOCUMENTS. The Managing Agent shall
               -------------------------------------
have received from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation or organizational documents as in effect on such date of certification, and its by-laws as in effect on such date, or (b) a certificate of such officer stating that there have been no changes to such charter documents and by-laws since November 30, 1995.

     (S)13.6   INCUMBENCY CERTIFICATE. Each of the Lenders shall have received
               ----------------------
an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower; (b) to make Loan requests; (c) to make Competitive Bid Quote Requests; and (d) to give notices and to take other action on the Borrower's behalf under the Loan Documents.

     (S)13.7.  PAYMENT OF FEES AND INTEREST. The Borrower shall have paid (a)
               ----------------------------
to the Prior Lenders all interest, fees and other amounts which are due pursuant to the Prior Credit Agreement and (b) all fees required to be paid to the Agents and the Lenders on the Closing Date.

     (S)13.8.  FINANCIAL STATEMENTS. The Borrower shall have delivered to each
               --------------------
of the Lenders audited consolidated financial statements for the year ended the Balance Sheet Date and unaudited consolidated financial statements for the period ended on June 30, 1997 which shall fairly represent the business and financial condition of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, together with a Compliance Certificate demonstrating that the Borrower is in compliance with the provisions of (S)12 hereof as of the Closing Date.

     (S)13.9.  FINANCIAL PROJECTIONS. The Borrower shall have delivered to the
               ---------------------
Managing Agent and the Lenders financial projections, including a balance sheet, income statement and cash flow statement beginning with the period ending March 31, 1997 and for the following five (5) fiscal years thereafter, in form and substance reasonably satisfactory to the Managing Agent and the Lenders.

     (S)13.10  OPINIONS OF COUNSEL. Each of the Lenders shall have received a
               -------------------
favorable opinion from General Counsel of the Borrower dated the Closing Date in form and substance satisfactory to the Lenders.

     (S)14.    CONDITIONS OF ALL LOANS. The obligation of Lenders to make the
               -----------------------
first Loan and any Loan subsequent to the first Loan and the obligation of the Issuing Lender to issue, extend or renew any Letter of Credit are subject to the following conditions precedent:

     (S)14.1.  REPRESENTATIONS TRUE. Each of the representations and warranties
               --------------------
of the Borrower contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan or the issuance, extension or renewal of Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business or disclosed in the financial statements and other information delivered to the Lenders pursuant to (S)10.4 hereof which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties expressly relate solely to an earlier date).

     (S)14.2.  PERFORMANCE; NO DEFAULT OR EVENT OF DEFAULT. The Borrower shall
               -------------------------------------------
have performed and complied with all terms and conditions herein required to be performed or complied with by the Borrower prior to or at the time of the Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of the Loan or the issuance, extension or renewal of Letter of Credit, there shall exist no Default or Event of Default or condition which would result in a Default or Event of Default upon consummation of the Loan or the issuance, extension or renewal of Letter of Credit.

     (S)14.3.  NO LEGAL IMPEDIMENT. No change shall have occurred in any law or
               -------------------
regulations thereunder or interpretations thereof which in the reasonable opinion of the Lenders would make it illegal for the Lenders to make Loans hereunder or for the Managing Agent to issue, extended or renew a Letter of Credit.

     (S)14.4.  GOVERNMENTAL REGULATION. The Lenders shall have received such
               -----------------------
statements in substance and form reasonably satisfactory to the Lenders as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)14.5.  PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the
               -------------------------
transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Agents and the Lenders, and the Lenders and the Agents shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders and the Agents may reasonably request.

     (S)15.    EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENTS;
               -----------------------------------------------------------
 REMEDIES.
 ---------

     (S)15.1.  EVENTS OF DEFAULT AND ACCELERATION. If any of the following
               ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Borrower shall fail to pay any interest, Facility Fees, Letter of Credit Fees, or any other fees or other amounts owing under any of the Loan Documents within five (5) Business Days after the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) if the Borrower or any of its Subsidiaries shall fail to comply with the covenants contained in (S)(S)10.15, 11, or 12 hereof;

          (d) if the Borrower or any of its Subsidiaries shall fail to comply with the covenants contained in (S)(S)10.12 or 10.14 hereof, and such failure shall be continuing for a period of ten (10) days;

          (e) if the Borrower shall fail to perform any term, covenant or agreement herein contained or contained in any of the other Loan Documents (other than those specified in subsections (a), (b), (c), and (d) above) and such failure has not been remedied within thirty (30) days after written notice of such failure has been given to the Borrower by the Managing Agent;

          (f) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made (or deemed made) or repeated;

          (g) if the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation in respect of borrowed money in the aggregate amount of $5,000,000 or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound evidencing or securing borrowed money in an amount in excess of $15,000,000 in the aggregate for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless the same shall have been waived by the holder(s) thereof;

          (h) if the Borrower or any Material Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or such Subsidiary or of any substantial part of the assets of the Borrower or such Subsidiary or commences any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower or such Subsidiary and the Borrower or such Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

          (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or such Subsidiary in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than thirty (30) days, whether or not consecutive;

          (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final non-appealable judgment against the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) which, with other outstanding final judgments, undischarged against the Borrower and such Subsidiaries exceeds in the aggregate $5,000,000 after taking into account any insurance coverage;

          (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan in an aggregate amount exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of (S)302(f)(1) of ERISA), provided that
                                                                  --------
     the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, or suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (m)  if a Change of Control shall have occurred;

then, the Managing Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in
(S)(S)15.1(h) or 15.1(i) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Managing Agent.

     (S)15.2.  TERMINATION OF COMMITMENTS. If any Event of Default pursuant to
               --------------------------
(S)(S)15.1(h) or 15.1(i) hereof shall occur, any unused portion of the Total Commitment shall forthwith terminate and the Lenders, the Managing Agent, and the Issuing Lender shall be relieved of all obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrower; or if any other Event of Default shall occur, the Majority Lenders may by notice to the Borrower terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Lenders, the Managing Agent, and the Issuing Lender shall be relieved of all further obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of, the Borrower hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrower of any of its existing Obligations to the Lenders, the Issuing Lender, or the Agents hereunder or elsewhere.

     (S)15.3.  REMEDIES. Upon demand by the Managing Agent after the occurrence
               --------
of any Event of Default, the Borrower shall immediately provide to the Managing Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Managing Agent as collateral security for the Obligations, provided that in the event of any Event of Default specified in (S)(S)15.1(h) or 15.1(i) hereof, the Borrower shall immediately provide such collateral security without any requirement of notice from the Managing Agent. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant to the foregoing, each of the Lenders, if owed any amount with respect to the Loans may, with the consent of the Majority Lenders, (a) proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the Obligations to the Lenders and the Agents hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, (b) if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon the Agents, the Lenders or the holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     (S)16.   SETOFF. Regardless of the adequacy of any collateral, during the
              ------
continuance of an Event of Default, any deposits or other sums credited by or due from the Lenders to the Borrower and any securities or other property of the Borrower in the possession of the Lenders may, with the prior written consent of the Managing Agent, be applied to or set off against the payment of the Obligations hereunder and under any Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lenders and the Agents. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)17.    EXPENSES. Whether or not the transactions contemplated herein
               --------
shall be consummated, the Borrower hereby promises to reimburse the Managing Agent and the Arranger for all reasonable out-of-pocket fees and expenses, including, without limitation, attorneys' fees and disbursements, incurred or expended in connection with the preparation, syndication or interpretation of this Agreement, the Notes, the Letters of Credit or any other Loan Document or any amendment hereof or thereof, and to reimburse the Lenders for reasonable legal fees and disbursements incurred in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder, including without limitation the so-called "work-out" thereof whether before or after the occurrence of a Default or Event of Default. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the federal and state income taxes of the Agents and the Lenders, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Agents and the Lenders with respect thereto). The Borrower further promises to reimburse the Agents and the Lenders for all such fees and disbursements incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder. The covenants of this (S)17 shall survive payment or satisfaction of amounts owing with respect to the Loan Documents. The Borrower also promises to pay the Managing Agent all reasonable out-of-pocket fees and disbursements, incurred or expended in connection with the Competitive Bid Loan procedure under (S)4 hereof.

     (S)18.    THE AGENTS.
               ----------

     (S)18.1.  AUTHORIZATION. Each Agent is authorized to take such action on
               -------------
behalf of each of the Lenders and to exercise all such powers as are set forth hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Agent. The relationship between each of the Agents and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute such Agent as a trustee for any Lender.

     (S)18.2.  EMPLOYEES AND AGENTS. Each Agent may exercise its powers and
               --------------------
execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     (S)18.3.  NO LIABILITY. None of the Agents nor any of their shareholders,
               ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     (S)18.4.  NO REPRESENTATIONS. None of the Agents shall be responsible for
               ------------------
the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower. None of the Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Agents has made, nor does it now make, any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (S)18.5.  PAYMENTS.
               --------

               (a) A payment by the Borrower to the Managing Agent hereunder or any of the other Loan Documents for the account of any

     Lender shall constitute a payment to such Lender. The Managing Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Managing Agent for the account of the Lenders, except as otherwise expressly provided herein or in any of the other Loan Documents.

               (b) If in the opinion of the Managing Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that interest shall accrue on such amount at a rate not less than the then effective Federal Funds Effective Rate until such distribution has been made, and the recipients of such distribution shall each be entitled to receive their ratable share of such interest accrued to the time of such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Managing Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Managing Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Managing Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of (S)16 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Managing Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and unpaid Reimbursement

     Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (S)18.6.  HOLDERS OF NOTES. The Managing Agent may deem and treat the payee
               ----------------
of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     (S)18.7.  INDEMNITY. The Lenders ratably (in accordance with the
               ---------
relationship that each of their respective Commitments bears to the Total Commitment) agree hereby to indemnify and hold harmless each Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent or such affiliate has not been reimbursed by the Borrower as required by (S)17), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence. The covenants of this (S)18.7 shall survive payment or satisfaction of amounts owing with respect to the Loan Documents.

     (S)18.8.  AGENTS AS LENDERS. In its individual capacity, each Agent shall
               -----------------
have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

     (S)18.9.  RESIGNATION. Any Agent may resign at any time by giving sixty
               -----------
(60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent from among the Lenders. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's
giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     (S)18.10. CERTAIN INTERCREDITOR PROVISIONS.
               --------------------------------

               (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received pursuant to this Agreement after the occurrence of an Event of Default hereunder shall be distributed pro rata among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the aggregate outstanding principal amount of all Obligations.

               (b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, such Lender shall obtain payment (voluntary or involuntary) in respect of the Notes, the Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to (S)8.10, (S)8.11 or (S)8.12) and, as a result, the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower in the amount of such participation.

     (S)19.    INDEMNIFICATION. The Borrower agrees to indemnify and hold
               ---------------
harmless the Agents, the Arranger, the Issuing Lender, the Lenders and their affiliates, as well as their respective shareholders, directors, agents, officers, subsidiaries and affiliates, from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, or any claim, litigation, investigation, or other proceeding relating to any of the foregoing, except, with respect to each indemnified party, any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Agents, the Arranger, the Issuing Lender, the Lenders, and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its expense, and, unless exigent circumstances exist which would preclude such a meeting, the party claiming indemnification and the Borrower shall meet to discuss the anticipated fees of legal counsel expected to arise in the course of such proceeding or litigation. The covenants of this (S)19 shall survive payment or satisfaction of payment of amounts owing with respect to any Note, any Reimbursement Obligation, any Letter of Credit, or any other Loan Document.

     (S)20.    TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.
               ---------------------------------------------

     (S)20.1.  SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower
               -------------------------------------------------
acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Agreement or otherwise, by a Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Managing Agent and each Lender any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Managing Agent and each Lender to share with such Section 20 Subsidiary any information delivered to the Managing Agent or such Lender by the Borrower or any of its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Agreement. Such authorization shall survive the payment and satisfaction in full of all of the Obligations.

     (S)20.2.  CONFIDENTIALITY. Each of the Lenders and the Managing Agent
               ---------------
agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Managing Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this (S)20, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Managing Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Managing Agent, or to auditors or accountants, (e) to the Managing Agent, any Lender or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Lenders, the Managing Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Lender as provided in (S)20.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of (S)22.6.

     (S)20.3.  PRIOR NOTIFICATION. Unless specifically prohibited by applicable
               ------------------
law or court order, each of the Lenders and the Managing Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

     (S)20.4.  OTHER. In no event shall any Lender or the Managing Agent be
               -----
obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Lender under this (S)20 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

     (S)21.    SURVIVAL OF COVENANTS, ETC. All covenants, agreements,
               --------------------------
representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Agents and the Lenders, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Loan Document, any Letter of Credit or any Note remains outstanding and unpaid or the Lenders have any obligation to make any Loans or any Issuing Lender has any obligation to issue, extend, or renew Letters of Credit hereunder. All statements contained in any certificate or other paper delivered to the Agents, the Issuing Lender, or the Lenders at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

     (S)22.    ASSIGNMENT AND PARTICIPATION.
               ----------------------------

     (S)22.1.  CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein,
               -----------------------------------
each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) except in the case of an assignment by a Lender to its affiliate or an existing Lender, the Managing Agent and, if no Event of Default is then continuing, the Borrower, shall have given prior written consent to such assignment, such consent not to be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 (or an amount constituting all of such Lender's Commitment), and (iv) the parties to such assignment shall execute and deliver to the Managing Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT O hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment, an assignment fee in the amount of $3,000 payable by the assigning Lender to the Managing Agent. In addition, if the legal fees incurred with respect to such assignment exceed $2,500, the assigning and/or assignee Lenders shall be responsible for the payment of any such excess. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (S)22.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS.
               --------------------------------------------------------------
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto;

               (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)10.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Lender, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit, accrued interest, and Facility Fees.

     (S)22.3.  REGISTER. The Managing Agent shall maintain a copy of each
               --------
Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

     (S)22.4.  NEW NOTES. Upon its receipt of an Assignment and Acceptance
               ---------
executed by the parties to such assignment, together with each Note subject to such assignment, the Managing Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lenders). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Managing Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     (S)22.5.  PARTICIPATIONS. Each Lender may sell participations to one or
               --------------
more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, and (iii) the only rights which such Lender may grant to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve such Lender's vote with respect to waivers, amendments or modifications that would require the approval of all of the Lenders pursuant to (S)30 hereof.

     (S)22.6.  DISCLOSURE. The Borrower agrees that in addition to disclosures
               ----------
made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information becomes public knowledge other than as a result of any Agent's, any Lender's or any actual or potential assignee's or participant's breach of its obligation of confidentiality set forth herein, (ii) not to disclose such information to a third party, except as required by law or legal process or by a regulatory authority and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     (S)22.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any
               ----------------------------------------------------
assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Managing Agent pursuant to (S)18.1 or
(S)18.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, such transferor Lender shall promptly notify the Managing Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Managing Agent pursuant to (S)18.1 or (S)18.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

     (S)22.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall
               -----------------------------------
retain its rights to be indemnified pursuant to (S)19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)22 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents or shall confer voting rights thereunder to such Federal Reserve Bank.

     (S)23.    PARTIES IN INTEREST. All the terms of this Agreement and the
               -------------------
other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto, provided that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of each of the Lenders.

     (S)24.    NOTICES, ETC.
               ------------

     (S)24.1   GENERAL. Except as otherwise expressly provided in this
               -------
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

               (a) if to the Borrower, at: 40-004 Cook Street, Palm Desert, California 92211 (telephone: (760) 341-8144; telecopy: (760) 341-1060)
     Attention: CFO;

               (b) if to the Managing Agent, at: 100 Federal Street, Boston, Massachusetts 02110, Attention: Lindsay W. McSweeney, Vice President (telephone: (617) 434-7211; telecopy: (617) 434-2160);

               (c) if to the Nassau Branch, at Bank of Boston, Nassau Operations, MA DED 74-02-02D, 100 Rustcraft Road, Dedham, Massachusetts 02026, Attention: John J. Kelley (telephone: (617) 467-2081; telecopy:
     (617) 467-2094);

               (d) if to the Syndication Agent, the Documentation Agent, any Co-Agent, or any Lender, at the appropriate address set forth in SCHEDULE
     2 hereto;

     or at such other address for notice as shall last have been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or via overnight delivery service to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex, telecopy, or cable, at the time of the dispatch thereof, if in normal business hours in the place of receipt, or otherwise at the opening of business on the following Business Day.

     (S)24.2.  DEEMED NOTICE. EXCEPT FOR NOTICE OF THE OCCURRENCE OF ANY DEFAULT
               -------------
OR EVENT OF DEFAULT REQUIRED PURSUANT TO (S)10.15, THE

AGENTS AND THE LENDERS SHALL BE DEEMED TO HAVE RECEIVED NOTICE OF ANY MATTER DISCLOSED IN THE FILINGS OF THE BORROWER WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AT THE TIME SUCH FILINGS ARE DELIVERED TO THE LENDERS PURSUANT TO (S)10.4(D).

     (S)25.    MISCELLANEOUS. The rights and remedies herein expressed are
               -------------
cumulative and not exclusive of any other rights which the Agents or the Lenders would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)26.    ENTIRE AGREEMENT, ETC. This Agreement, together with the other
               ---------------------
Loan Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. On and after the Closing Date, this Agreement shall supersede the Prior Credit Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in (S)30.

     (S)27.    WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ITS RIGHT TO A
               --------------------
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENTS OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENTS AND THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     (S)28.    SEVERABILITY. The provisions of this Agreement are severable and
               ------------
if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     (S)29.    GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN
               -------------
DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE DEEMED TO BE DOCUMENTS UNDER SEAL AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE AGENTS AND THE LENDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     (S)30.    CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval
               ----------------------------------
required or permitted by this Agreement to be given by the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Lenders. Notwithstanding the foregoing, (a) the rate of interest on the Notes, the amount of any Reimbursement Obligations, the amount of the Commitments of the Lenders, the Revolving Credit Commitment, the Multicurrency Commitment, the Total Commitment, the amount or date of any scheduled payment or mandatory prepayment, and the amount of Facility Fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of all of the Lenders; (b) the Maturity Date may not be postponed, the Term Out Date may not be extended, and the scheduled payment dates of the Term Loan may not be changed without the written consent of all of the Lenders, (c) the definition of Majority Lenders and the provisions of (S)23 and this (S)30 may not be amended without the written consent of all of the Lenders; (d) the amount of any Letter of Credit Fees payable for any Issuing Lender's account may not be amended without the written consent of the Issuing Lender, and (e) (S)18 may not be amended without the written consent of the Managing Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent, the Issuing Lender, or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed under seal by their duly authorized officers as of the day and year first above written.

THE BORROWER
------------

UNITED STATES FILTER
CORPORATION


By:  /s/ Kevin L. Spence
     ----------------------------
     Name:  Kevin L. Spence
     Title: Senior Vice President


THE LENDERS:
------------

BANKBOSTON, N.A., f/k/a                       DLJ CAPITAL FUNDING,
The First National Bank of Boston,            INC., individually and as
individually and as Managing Agent            Documentation Agent



By:  /s/ Lindsay W. McSweeney
     ----------------------------
     Name:  Lindsay W. McSweeney              By:  /s/ Stephen P. Hickey
     Title: Vice President                       ------------------------------
                                                 Name:  Stephen P. Hickey
                                                 Title: Managing Director

ABN AMRO BANK N.V., LOS                       DEUTSCHE BANK AG, NEW
ANGELES INTERNATIONAL                         YORK AND/OR CAYMAN
BRANCH                                        ISLANDS BRANCHES,
                                              individually and as Co-Agent


By:   /s/ Matthew S. Thompson
    -----------------------------
     Name:  Matthew S. Thompson               By:  /s/ Jean M. Hannigan
     Title: Group Vice President/Director         -----------------------------
                                                  Name:  Jean M. Hannigan
                                                  Title: Vice President
By:   /s/ John A. Miller
    -----------------------------
     Name:  John A. Miller
     Title: Group Vice President              By:  /s/ Susan L. Pearson
                                                  -----------------------------
                                                  Name:  Susan L. Pearson
                                                  Title: Vice President

THE BANK OF NEW YORK,                         BANK OF AMERICA
individually and as Lead Manager              NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION
                                              (SUCCESSOR BY MERGER TO
                                              BANK OF AMERICA ILLINOIS),
                                              individually and as Co-Agent
By:  /s/ Jonathan Rollins
    --------------------------------
     Name:  Jonathan Rollins
     Title: Assistant Vice President
                                              By:  /s/ Venita E. Fields
                                                  -----------------------------
                                                   Name:  Venita E. Fields
                                                   Title: Senior Vice President

THE SUMITOMO BANK, LIMITED                    FLEET BANK, N.A.,
(LOS ANGELES BRANCH)                          individually and as Lead
                                              Manager

By:  /s/ Goro Hirai
    --------------------------------
     Name:  Goro Hirai                        By:  /s/ Christopher Mayrose
     Title: Joint General Manager                  --------------------------
                                                    Name:  Christopher Mayrose
                                                    Title: Vice President

CREDITO ITALIANO                              BANQUE NATIONALE DE
                                              PARIS, individually and as Lead
                                              Manager

By: /s/ Gianfranco Bisagni                    By:  /s/ Clive Bettes
   ----------------------------                   ----------------------------
     Name:  Gianfranco Bisagni                     Name:  Clive Bettes
     Title: First Vice President                   Title: Senior Vice President
                                                           & Manager

By:  /s/ Umberto Seretti                      By:  /s/ Mitchell Ozawa
    ----------------------------                  -----------------------------
     Name:  Umberto Seretti                        Name:  Mitchell Ozawa
     Title: Vice President                         Title: Vice President

NATIONSBANK, N.A.,                            THE LONG-TERM CREDIT
individually and as Syndication Agent         BANK OF JAPAN LTD. (LOS
                                              ANGELES AGENCY)



By:  /s/ Chas A. McDonell                     By: /s/ Teiji Sakata
   ------------------------------------          -------------------------------
    Name:  Chas A. McDonell                       Name:  Teiji Sakata
    Title: Vice President                         Title: Joint General Manager


UNION BANK OF                                 THE SANWA BANK LIMITED,
CALIFORNIA, N.A.,                             LOS ANGELES BRANCH,
individually and as Co-Agent                  individually and as Lead Manager


                                              By:  /s/ Steven Yamada
By:  /s/ Susan K. Johnson                        ------------------------------
   --------------------------------              Name:   Steven Yamada
    Name:  Susan K. Johnson                      Title:  Vice President
    Title: Vice President


BANQUE PARIBAS,                               BHF-BANK
individually and as Lead Manager              AKTIENGESELLSCHAFT


                                              By:  /s/ Linda M. Pace
                                                  ----------------------------
                                                  Name:  Linda M. Pace
By:  /s/ Matthew C. Bishop                        Title: Vice President
   ------------------------------
     Name:  Matthew C. Bishop
     Title: Associate                         By:  /s/ Dan Dobrjanskyj
                                                  ----------------------------
                                                    Name:  Dan Dobrjanskyj
                                                    Title: Assistant Vice
                                                             President
By:  /s/ Lynne A. Weders
   ------------------------------
     Name:  Lynne A. Weders
     Title: Director

THE SAKURA BANK, LIMITED                      THE INDUSTRIAL BANK OF
                                              JAPAN, LIMITED (LOS
                                              ANGELES AGENCY)

By:  /s/ Yasuhiro Terada
   ------------------------------             By:  /s/ Vicente L. Timiraos
     Name:  Yasuhiro Terada                       ----------------------------
     Title: Senior Vice President                 Name:  Vicente L. Timiraos
                                                  Title: Sr. Vice President
                                                          and Senior Manager